UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orthofix International N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Meeting Date:
June 30, 2009
at 11:00 a.m. (local time)

Meeting Place:
Orthofix International N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

Dear Shareholders:

We will hold the Annual General Meeting of Shareholders (the “Annual General Meeting”) on June 30, 2009, at 11:00 a.m. (local time) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

This booklet includes the notice of Annual General Meeting and the proxy statement.  The proxy statement describes the business that we will conduct at the meeting.

Your vote is important.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Alan W. Milinazzo
President and Chief Executive Officer and Director

June 4, 2009

NOTICE AND PROXY STATEMENT
for Shareholders of

ORTHOFIX INTERNATIONAL N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

for

ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 30, 2009

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix International N.V., a Netherlands Antilles company (“Orthofix” or the “Company”), in connection with the upcoming Annual General Meeting of Shareholders (the “Annual General Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof.  In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual General Meeting

Notice is hereby given that the Annual General Meeting will be held on June 30, 2009 at 11:00 a.m., local time, at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Purpose of the Annual General Meeting

1.           Election of Board of Directors.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors:  James F. Gero, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Thomas J. Kester, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg and Kenneth R. Weisshaar.  The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees for director.

2.           Approval of Amended and Restated 2004 Long-Term Incentive Plan.  Shareholders will be asked to consider, and, if thought fit, approve a further amendment and restatement of the Company’s Amended and Restated 2004 Long-Term Incentive Plan.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the further amendment and restatement of the Company’s Amended and Restated 2004 Long-Term Incentive Plan.

3.           Approval of Amendment No. 1 to the Amended and Restated Stock Purchase Plan.  Shareholders will be asked to consider, and, if thought fit, approve Amendment No. 1 to the Company’s Amended and Restated Stock Purchase Plan.  The Board of Directors recommends that shareholders vote FOR the proposal to amend the Company’s Amended and Restated Stock Purchase Plan.

4.           Approval of Material Terms for Payment of Certain Incentive Compensation to Permit Section 162(m) Deductibility.  Shareholders are asked to consider and vote upon a proposal to approve the material terms for the payment of incentive compensation to the Company’s most highly compensated executive officers under the Company’s annual incentive program. If the shareholders approve this proposal, the compensation paid pursuant to such material terms will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code, as amended. The Board of Directors unanimously recommends that the shareholders vote FOR approval of these material terms for payment of executive incentive compensation.

5.           Approval of Financial Statements for the Year Ended December 31, 2008.  Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2008.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2008.

6.           Ratification of the Selection of Ernst & Young LLP.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2009.  The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

7.           Miscellaneous.  Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

Please read a detailed description of proposals 1 through 6 stated above beginning on page 44 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on May 6, 2009 have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

A copy of the financial statements for the year ended December 31, 2008 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

By Order of the Board of Directors

Raymond C. Kolls
Corporate Secretary

June 4, 2009

Appendices:

Appendix A	Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan (As Further Proposed to be Amended and Restated)
Appendix B	Orthofix International N.V. Amended and Restated Stock Purchase Plan and Proposed Amendment No. 1 Thereto

PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT JUNE 9, 2009.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on May 6, 2009 (the “Record Date”) have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.  As of the Record Date, there were 17,103,142 shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting.  An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast.  Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.  A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual General Meeting.

All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies.  If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals.  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting.  Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy.  Any written notice of revocation or subsequent proxy should be sent so as to be delivered to:  Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies.  Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Inc. is assisting us with the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the year ended December 31, 2008 with the U.S. Securities and Exchange Commission (the “SEC”).  Our Form 10-K is included in our Annual Report that we are sending you with this proxy statement.  Our Form 10-K is also available on our website at www.orthofix.com.  If you would like to receive a separate copy of our Form 10-K, we will send you one without charge.  Please write to:

Investor Relations
Orthofix International N.V.
800 Boylston Street
39th Floor
The PRU Tower
Boston, MA 02199
Attention:  Mr. Dan Yarbrough

You may also contact Mr. Dan Yarbrough at (617) 912-2900 or at danyarbrough@orthofix.com.

The voting results

We will publish the voting results from the Annual General Meeting in our Form 10-Q for the second quarter of 2009, which we currently expect to file with the SEC in August 2009.  You will also be able to find the Form 10-Q on our website at www.orthofix.com.

Whom to call if you have any questions

If you have any questions about the Annual General Meeting, voting or your ownership of Orthofix common stock, please contact Dan Yarbrough, Vice President, Investor Relations, at (617) 912-2900 or at danyarbrough@orthofix.com or Raymond C. Kolls, Senior Vice President, General Counsel and Corporate Secretary, at (704) 948-2600 or at raykolls@orthofix.com.  For directions to the meeting please consult the Company’s website at www.orthofix.com/investors/annuals.asp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 30, 2009.

•	The 2009 Proxy Statement and the 2008 Annual Report to Shareholders are available at www.orthofix.com/investors/annuals.asp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of the Record Date. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common stock are based on shares of our common stock outstanding as of the Record Date. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	2,565,471(1)	15.0%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,385,075 (2)	8.1%

Snyder Capital Management, L.P. One Market Plaza Steuart Tower, Suit 1200 San Francisco, CA 94105	1,083,320 (3)	6.3%

Robert Gaines Cooper c/o Venner Capital SA Osprey House P.O. Box 862 Old Street St Helier Jersey JE4 2ZZ UK	905,773 (4)	5.3%

(1)
Information obtained from Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on May 11, 2009. The Schedule 13G/A discloses that, of these shares, FMR has sole power to vote or direct the vote of 883,730 shares and sole power to dispose or to direct the disposition of 2,565,471 shares.

(2)
Information obtained from Schedule 13G filed with the SEC by Wellington Management Company, LLP (“Wellington Management”) on February 17, 2009. The Schedule 13G discloses that, of these shares, Wellington Management has shared power to vote or direct the vote of 1,047,162 shares and shared power to dispose or to direct the disposition of 1,367,372 shares.

(3)
Information obtained from Schedule 13G filed with the SEC by Snyder Capital Management, L.P. and Snyder Capital Management Inc. (collectively “Snyder Capital”) on February 13, 2009. The Schedule 13G discloses that, of these shares, Snyder Capital has shared power to vote or direct the vote of 963,720 shares and shared power to dispose or to direct the disposition of 1,083,320 shares.

(4)
Information obtained from Schedule 13G filed with the SEC by Robert Gaines Cooper on May 2, 2008.  The Schedule 13G discloses that Robert Gaines Cooper has shared power to vote or direct the vote of, and shared power to dispose or to direct the disposition of, all of these shares.

Common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days of the Record Date, by each director, each nominee for director, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group.  The percent of class figure is based on 17,103,142 shares of our common stock outstanding as of the Record Date.  All directors and executive officers as a group beneficially owned 1,347,986 shares of Orthofix common stock as of such date.  Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

Bradley R. Mason	310,586	(1)	1.8%

Alan W. Milinazzo	257,692	(2)	1.5%

James F. Gero	174,705	(3)	1.0%

Thomas M. Hein	160,500	(4)	*

Jerry C. Benjamin	102,949	(5)	*

Michael M. Finegan	71,534	(6)	*

Michael Simpson	65,034	(7)	*

Peter J. Hewett	63,467	(8)	*

Dr. Walter P. von Wartburg	33,667	(9)	*

Thomas J. Kester	31,667	(10)	*

Kenneth R. Weisshaar	28,167	(11)	*

Dr. Guy J. Jordan	27,667	(12)	*

Robert S. Vaters	9,100	(13)	*

Charles W. Federico	8,892	(14)	*

Maria Sainz	6,000	(15)	*

Oliver Burckhardt	–		*

Timothy Adams	–		*

All directors and executive officers as a group (17 persons)	1,347,986		7.5%

*	Represents less than one percent.

(1)
Reflects 2,506 shares owned directly, 88,080 shares owned indirectly and 220,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(2)	Reflects 26,025 shares owned indirectly and 231,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(3)	Reflects 122,504 shares owned directly and 52,201 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(4)	Reflects 3,900 shares owned directly and 156,600 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of December 31, 2008.

(5)	Reflects 69,282 shares owned directly and 33,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(6)	Reflects 71,534 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(7)	Reflects 65,034 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(8)	Reflects 59,800 shares owned directly and 3,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(9)	Reflects 33,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(10)	Reflects 4,000 shares owned directly and 27,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(11)	Reflects 500 shares owned directly and 27,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(12)	Reflects 27,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(13)	Reflects 9,100 shares owned directly.

(14)	Reflects 4,325 shares owned directly, 900 shares owned indirectly and 3,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(15)	Reflects 6,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Such persons are required by regulations of the SEC to furnish us with copies of all such filings.  Based on our review of these reports from the Reporting Persons, we believe that during the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that one Form 3 for each of Messrs. Luigi Ferrari and Michael Simpson, and one Form 4 with respect to one transaction each for each of Messrs. Oliver Burckhardt, Luigi Ferrari and Michael Finegan, were filed late.

INFORMATION ABOUT DIRECTORS

The Board of Directors and Committees of the Board

The Board of Directors currently has ten members, though one of our current directors, Peter J. Hewett, is retiring from the Board effective at the Annual General Meeting, and the Board has resolved to set the size of the Board at nine members effective at the Annual General Meeting.   The directors are elected at each Annual General Meeting by a plurality of the votes cast, in person or by proxy by the shareholders.  Directors are elected for one-year terms.  Because we are required by Netherlands Antilles law to hold the Annual General Meeting in the Netherlands Antilles, we do not have a policy regarding director attendance at the Annual General Meeting of Shareholders.  No directors were present at our 2008 Annual General Meeting of Shareholders.  Our Articles of Association currently provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined by resolution of the Board.

Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.  The Board met 11 times during 2008 (four of which meetings were two-day in-person meetings, one of which was a one-day in-person meeting and six of which were telephonic meetings).  The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2008, except that (i) although he attended each of the five in-person meetings of the Board, Mr. von Wartburg was unable to attend three of the six telephonic meetings of the Board during the year, and (ii) Ms. Sainz was unable to attend one of the three telephonic meetings of the Compensation Committee held after her appointment to such committee on August 19, 2008.

Of the nine directors standing for election at the Annual General Meeting, the Board has determined that Messrs. Benjamin, Kester and Weisshaar, Ms. Sainz, Dr. Jordan and Dr. von Wartburg are independent under the current listing standards of the Nasdaq Global Select Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.  A list of our current directors who will serve beyond the meeting and background information for each of them is presented in the section “Proposal 1:  Election of Directors,” beginning on page 44.

The Audit Committee

Our Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, oversight of the Company’s internal auditors, approving the scope of the annual audit by the independent registered public accounting firm, reviewing audit findings and accounting policies, assessing the adequacy of internal controls and risk management and reviewing and approving Orthofix’s financial disclosures.  In addition, the Committee is responsible for assisting the Board in fulfilling its fiduciary obligations for overseeing, monitoring and evaluating the effectiveness of the Company’s Corporate Compliance and Ethics Program.  The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm.  The Audit Committee’s Report for 2008 is printed below at page 61.

The Board has adopted a written charter for the Audit Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit Committee met 13 times during 2008 (five of which meetings were in-person meetings and eight of which were telephonic meetings).

Messrs. Benjamin, Kester and Weisshaar currently serve as members of the Audit Committee.  Mr. Benjamin serves as Chairman of the committee.  Under the current rules of the Nasdaq Global Select Market and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the members of the Audit Committee are independent.  Our Board of Directors has determined that each of Messrs. Benjamin, Kester and Weisshaar are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers and other key employees, including all elements of compensation.

The Compensation Committee administers our Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”), the primary equity incentive plan under which we make equity-related awards, and the Orthofix International N.V. Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase Company stock.  The Compensation Committee also administers prior plans that continue to have outstanding awards, but under which we no longer grant awards.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives” for information on these plans.

The Compensation Committee met 14 times during 2008 (five of which were in-person meetings and nine of which were telephonic meetings).

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Kester, Dr. Jordan, Ms. Sainz and Dr. von Wartburg currently serve as members of the Compensation Committee.  All members served during the entire 2008 calendar year, except for Ms. Sainz, who joined the committee on August 19, 2008 after her election to the Board at the 2008 annual general meeting of shareholders.  All persons who served on the Compensation Committee in 2008 satisfied, and all persons currently serving on the Compensation Committee satisfy, the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and Section 16 of the Exchange Act.  All members are non-employee, non-affiliated, outside directors and they are considered independent under the current rules of the Nasdaq Global Select Market and the SEC.  Mr. Kester serves as Chairman of the Compensation Committee.

No interlocking relationship, as defined in the Exchange Act, exists between the Board or Committee and the board of directors or compensation committee of any other entity.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each annual general meeting of shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate.  The Nominating and Governance Committee is also responsible for periodically reviewing plans regarding succession of senior management.

The Nominating and Governance Committee met four times in 2008 (all of which were in-person meetings).

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Messrs. Benjamin, Weisshaar and Dr. Jordan currently serve as members of the Nominating and Governance Committee.  Dr. Jordan serves as Chairman of the committee.  All members are independent under the current rules of the Nasdaq Global Select Market and the SEC.

Code of Ethics

We have adopted a code of ethics to comply with the rules of the SEC and the Nasdaq Global Select Market.  Our Code of Conduct and Ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer.  A copy of our Code of Conduct and Ethics is available for review on our website at www.orthofix.com.

Shareholder Communication with the Board of Directors

To facilitate the ability of shareholders to communicate with the Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 800 Boylston Street, 39th Floor, The PRU Tower, Boston, MA 02199.

Mr. Gero reviews all correspondence addressed to the Board of Directors and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.  Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders.  Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders.  The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and industry knowledge.  The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs.  If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director.  When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability.  In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors.  In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix.  The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to the Board c/o Dr. Guy J. Jordan, Chairman of the Nominating and Governance Committee, Orthofix International N.V., 800 Boylston Street, 39th Floor, The PRU Tower, Boston, MA 02199.  This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.  The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders.  Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated.  Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2009 Annual General Meeting of Shareholders.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures for Approval of Related Person Transactions

The Company’s policies and procedures for the review, approval or ratification of related-party transactions are set forth in our Code of Conduct and Ethics.  Our policy is that the Audit Committee will review and approve all related party transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Transactions involving Charles W. Federico

Gregory Federico, son of Mr. Federico, a director and former Orthofix Group President and Chief Executive Officer, is the owner of OrthoPro, Inc. (“OrthoPro”), which acts as an independent third-party distributor for Breg.  In 2008, Breg paid commissions to OrthoPro of approximately $1,326,000.  The OrthoPro distributor relationship with Breg predates Orthofix’s acquisition of Breg in December of 2003 and commissions paid to OrthoPro are at a rate that the Company considers to be generally accepted in the industry.

Matthew Federico, son of Mr. Federico, is employed by Breg and was paid approximately $116,000 by Breg during 2008.

Transactions involving Robert Gaines-Cooper

Robert Gaines-Cooper was a member of the Company’s Board of Directors until December 2006 and is a significant shareholder of the Company.

On March 17, 2008, our Breg division sold its pain care product assets to LMA North America, a Delaware corporation and LMA Medical & Innovations Limited, an entity organized under the laws of the Republic of Seychelles.  These entities are subsidiaries of LMA International N.V., a Netherlands Antilles company.  LMA paid approximately $6.0 million to Breg at closing and agreed to an additional $1 million future payment that is contingent upon sales levels being maintained post-closing.  Mr. Gaines-Cooper is Chairman of LMA International N.V.

The Company also has commercial relationships with several entities that the Company understands are wholly or partially owned by LMA.  In some cases, Mr. Gaines-Cooper may have a direct or indirect equity interest in such entities.  For example, two of the Company’s subsidiaries have product distribution agreements with LMA-controlled entities, and in 2008 paid a total of $10.3 million to purchase LMA product pursuant to these distribution agreements.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Thomas J. Kester, Chairman
Dr. Guy J. Jordan
Maria Sainz
Dr. Walter P. von Wartburg

Compensation Discussion and Analysis

Overview

Our Compensation Committee, or the Committee, discharges the responsibilities of the Board relating to all compensation of the Company’s executive officers, including equity-based compensation.  The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating employee compensation, including the total compensation packages for our executive officers and other key employees and compensation under the Company’s equity incentive plans and other Company compensation policies and programs.  The Committee specifically considers and approves the compensation for the Chief Executive Officer and other named executive officers.  It is also responsible for making recommendations to the Board regarding the compensation of directors.  The Committee relies on some senior executive officers to make recommendations on certain aspects of compensation as discussed below.  The Committee acts under a written charter adopted by the Board.  The Committee reviews its charter annually and recommends any changes to the Board.  The Committee last amended its charter in December 2008.  The charter is available on our website at www.orthofix.com.  From January 1, 2008 to August 19, 2008, the Committee consisted of Mr. Kester, Dr. Jordan and Dr. von Wartburg.  Since August 19, 2008, Ms. Sainz has also served on the Committee.  During 2008, each member of the Committee was an independent, non-employee, non-affiliated, outside director while he or she served on the Committee.  Mr. Kester serves as Chairman of the Committee.  The Committee furnished its report provided above.

Throughout this proxy statement, all individuals who have served as our principal executive officer (“Chief Executive Officer”) or our principal financial officer (“Chief Financial Officer”) during the last completed fiscal year, together with our three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year (in addition to persons who served as Chief Executive Officer or Chief Financial Officer during the year), as well as Mr. Burckhardt (who left the Company in 2008 but would have met the foregoing compensation threshold had he still been employed by the Company at December 31, 2008), are referred collectively as the “named executive officers.”

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management presents compensation-related initiatives to the Committee.  For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that the Chief Financial Officer aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential bonus guidelines and goals under our annual incentive program as well as possible stock option or restricted stock grants.  The Chief Financial Officer’s recommendations are prepared in accordance with the market-based compensation guidelines developed by the Committee’s outside compensation consultant, Towers Perrin, and approved by the Committee.  This information is presented to the Chief Executive Officer, who considers the information (other than with respect to his compensation) and makes separate recommendations to the Committee with respect to salary and any increases in salary for the named executive officers.  The Committee then reviews the recommendations.  The Chief Executive Officer is also actively involved in compensation discussions with respect to other executive officers.   The Chief Executive Officer and Chief Financial Officer attend meetings of the Committee in such roles from time to time.  In addition, Raymond C. Kolls regularly attends meetings of the Committee in his role as Secretary to the Committee and, when requested by the Committee, as General Counsel.  To the extent required or advisable, these executive officers are excluded from any Committee discussions or votes regarding their compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation.  The Committee also has the authority to terminate those engagements.  In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Towers Perrin since 2004 as its outside compensation consultant.

In its role as compensation consultant, Towers Perrin has worked with the Committee to develop our executive and director compensation philosophy, and Towers Perrin periodically conducts reviews and updates of our executive officer and director compensation programs and long-term incentive practices at the request of the Committee.  For instance, at the Committee’s request, in 2006 and again in 2008, Towers Perrin conducted an assessment of our top five executive compensation levels as compared to the competitive market to determine whether they remain consistent with our compensation philosophy discussed below.  In connection with this assessment, each time, Towers Perrin made comparisons to our then-current peer group and considered the compensation, rights and benefits of executive officers of those peer group companies based upon publicly-available disclosure regarding the compensation arrangements at those companies.  Towers Perrin also compared our long-term incentive grant guidelines for all equity-eligible employees and directors to the competitive market to enable the Committee to determine if current equity grant levels are aligned with our compensation philosophy.  As part of this process and at the request of the Committee, Towers Perrin also conducted a competitive market analysis of outside director pay practices and levels such that the Committee could determine if our current outside director compensation program was aligned with the competitive market.

In order to perform their tasks as requested by the Committee, certain of our senior management has shared access to much of the information compiled and provided to the Committee by the consultant.  In addition, the Company's management engages Towers Perrin on an ad hoc limited basis, and with the Committee’s permission, in connection with certain human capital-related projects.  In 2007, 2008 and 2009, the Committee engaged Towers Perrin to assist it with conducting an analysis of the impact of certain amendments to the 2004 LTIP.  Specifically, in 2009, Towers Perrin provided analysis and support in conjunction with Orthofix’s determination of how many additional shares to authorize under the proposed amendment and restatement of the 2004 LTIP.  In addition, Towers Perrin was also retained in 2008 by the Compensation Committee to provide decision quality data related to the Committee’s review and realignment of Orthofix’s compensation peer group and develop competitive compensation data for the top two tiers of management at Orthofix utilizing this peer group such that the Committee could make compensation related-decisions regarding Orthofix’s named executive officers.  Towers Perrin was also retained by the Committee to develop specific retention model alternatives and recommendations and prepare communication materials to send to the Company’s employees regarding its initial grants of restricted stock under the 2004 LTIP.

Executive Compensation Philosophy

The Committee guides itself in large part by our executive compensation philosophy.  This philosophy reflects a “pay-for-performance” outlook in consideration of our growth (whether internal or as a result of acquisitions) and our objectives of attracting, retaining and motivating executive officers and other key employees while increasing shareholder value.  We must attract the right mix of executive officers, including from businesses larger than ours, for us to grow successfully.  At the same time, we must retain employees in order to motivate them to help us achieve our goals, especially as we grow.  Finally, we must consider all these elements in the context of our ultimate objective of enhancing the value of the Company for our shareholders.

Under this philosophy, the Committee’s goal is to fairly compensate executive officers with an emphasis on providing incentives that balance the promotion of both our short- and long-term objectives.  As described in more detail below, achievement of short-term objectives is rewarded through base salary and cash bonuses, while grants of stock options encourage executive officers to focus on our long-term goals.  The Committee may choose to materially increase or decrease compensation based on performance and the achievement of the above objectives.  While we have grown in the last few years, these core components remain the basis for our executive compensation philosophy as we continue to grow.

Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations.  In early 2008, the Committee engaged Towers Perrin to conduct an executive compensation analysis that provided summarized data on market competitive levels of base salary, annual incentive opportunities and long-term incentive grants.  This analysis updated competitive market data developed in 2006 and also provided benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package for executive officers of similarly situated companies.  Other publicly available information and input from Towers Perrin on other factors, such as recent market trends, supplemented this information.  In conducting this benchmarking, Towers Perrin utilized a selection of peer companies, which was reviewed by the Committee to ensure that it represented organizations of the appropriate size and complexity based upon key financial factors such as annual gross revenues, shareholder return and market capitalization.  In January 2008, the Committee approved the peer group below containing sixteen medical technology and device manufacturers and distributors, some of which we compete against for executive talent.

•	Advanced Medical Optics, Inc.	•	Invacare Corporation

•	Arrow International, Inc.	•	Kinetic Concepts, Inc.

•	ArthroCare Corporation	•	Millipore Corporation

•	CONMED Corporation	•	NuVasive, Inc.

•	Cooper Companies, Inc.	•	Pediatrix Medical Group, Inc.

•	Edwards Lifesciences Corporation	•	Resmed, Inc.

•	Haemonetics Corporation	•	Respironics, Inc.

•	Integra LifeSciences Holding Corporation	•	STERIS Corporation

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;

•	performance-based incentives in the form of annual cash bonuses; and

•	long-term equity-based incentives, generally in the form of stock options granted under the 2004 LTIP.

The Committee determines annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and stock option-based compensation.  The Committee believes an appropriate mix of these elements, commensurate with our compensation philosophy, will ensure that our compensation objectives are achieved.  See “Executive Compensation Philosophy” below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers.  This information includes a specific review of dollar amounts for salary, bonus, perquisites and long-term incentive compensation in the form of stock options.

With respect to incentive compensation, the (i) setting of performance goals for the attainment of cash bonuses and the determination of awards thereunder and (ii) determination of the number and type of annual equity-based compensation awards are typically done at different times during the year.  The Committee believes that the separation of the timing of these grants and awards provides for increased incentives for the recipients.  These incentives are based on financial objectives that are important to the Company, including income attainment and sales attainment.  To a lesser extent, individual performance is also taken into account.  The consideration of individual performance enables the Committee to differentiate among executive officers and emphasize the link between personal performance and compensation.  We do not currently provide stock appreciation rights or other incentive compensation, but in 2007 we began granting restricted stock to non-executive officers only, in addition to or in lieu of stock option grants.  Under the 2004 LTIP, the Company may grant restricted stock to named executive officers and other key employees in the future.

Certain executive officers are eligible to participate in the Orthofix Deferred Compensation Plan, whereby such eligible participants may elect to defer a portion of their earnings each year.  Executive officers are also eligible to participate in our SPP.  We also provide our executive officers and directors with certain limited perquisites discussed below.

Executive Compensation Philosophy

In March 2008, the Committee approved the following executive compensation philosophy, which is based upon the peer group outlined previously.  Our executive compensation philosophy is a “pay-for-performance” philosophy.  This philosophy takes into account the results of our benchmarking surveys and assumes that the Company meets or exceeds its performance goals.  This compensation philosophy emphasizes pay at risk through awards made under the cash-based annual incentive plan as well as grants made under the long-term equity compensation program as outlined above.

Pay Element	Market Position	Rationale

Base Salary	50th Percentile	“Competitive” annual salary.

Total Cash Goal (1)	50th Percentile (2)
Target incentive opportunity aligned with market 50th percentile to be “competitive.”  Opportunity for greater than “competitive” cash compensation only if individual and company performance exceeds target goals.

Long-Term Incentive Grants	The annual long-term equity incentive grant program is designed to align senior management with shareholders while being fair and competitive (3)
Consider market competitive expected value delivered annually, as well as reward individual and company performance, retain key employees and provide alignment with shareholder interests while thoughtfully managing share utilization/dilution.

Total Direct Compensation Goal (4)	50th Percentile	Align long-term incentive plus total cash with shareholder interests and reward individual and company long-term performance.
_______________
(1)	Total cash compensation equals annual salary plus annual cash incentives.
(2)	Actual award levels will vary within a set range developed around a target based upon primarily company performance goals, but also individual performance goals.
(3)	As noted below, the equity grants may be higher or lower than the market 50th percentile based upon a variety of factors.
(4)	Total direct compensation equals total cash plus annualized expected value of long-term incentives.

The Committee generally engages a compensation consultant to provide peer group benchmarking survey information every few years.  In years when benchmarking survey information is not procured, the Committee uses data provided to the Committee during the prior year, and makes cost-of-living or other adjustments as it deems appropriate.  The Committee obtained benchmarking survey information from Towers Perrin in March 2008, which was used in the Committee’s determination of compensation levels for 2008.  The Committee did not procure new benchmarking survey data when setting 2009 compensation levels in February 2009, but instead used the prior year’s data and applied merit and cost-of-living adjustments, which adjustments generally increased compensation in the amount of 3-5% per executive from 2008 amounts.  The Committee held Mr. Milinazzo’s 2009 compensation at the 2008 level, but agreed to review Mr. Milinazzo’s compensation again at mid-year.

Our target percentiles are guidelines.  The annual salary, bonus and equity awards may be higher or lower than the 50th percentile for certain individuals based upon company and individual performance, competitive market practices, shareholder alignment, availability of shares for equity grants and the need for executive retention.  The Committee also departs from the target percentiles for other purposes based upon particular facts and circumstances that apply to an individual, entity or a division at the time, including adjustments due to market conditions, the promotion of employees and other factors.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers.  In making these decisions, the Committee considers each executive officer’s performance, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the Chief Executive Officer.

Performance-Based Incentives

Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses.  Short-term incentives, like our annual incentive program, tie executive compensation to our immediate financial performance as well as, to a certain extent, individual performance.  Each executive officer generally participates in our annual incentive program as it is our primary means of providing for an annual cash bonus.

The annual incentive program is based on goals determined by the Committee in line with annual budgets approved by the full Board.  Under our program, at the outset of each year the Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below.  We set the performance goals with the intent that it will be challenging for a participant to receive 100% of his potential bonus amount.  However, based on the goals set, an executive officer can earn from 0% of this targeted bonus to 150% of his targeted bonus based upon actual performance measured against the range of established performance goals.  Varying bonuses are paid for the attainment of specified goals within that range.  For named executive officers the maximum bonus is a percentage of that person’s salary.  See “Agreements with Named Executive Officers” below for more information on the amount of each named executive officer’s eligible bonus.

In general, we establish separate performance goals for each of Orthofix International N.V., Orthofix Inc., Breg, Inc., Blackstone Medical, Inc. and our international division based on a matrix of performance goals as set forth below.  In 2008 and for 2009, the Chief Financial Officer is responsible for overseeing the process of determining proposed goals for the Company and each of its divisions and subsidiaries.

The proposed goals and related matrix are then provided to the Committee for review and approval.  Typically, the goals are set in February for the current year and payments are made the following March for the previous fiscal year.  However, goals for 2009 were set in March of this year following approval of updates to our annual incentive plan and goals for 2008 were set in April of last year.  Mr. Kester, Dr. Jordan, Ms. Sainz and Dr. von Wartburg participated in the determination of the cash bonus amounts to be paid to the named executive officers for their performance and services during 2008.  Executive officers are notified in writing of the goals and bonus eligibility for any given year.  The terms of the notice generally require that the executive officer be an employee on the date of payment in order to be paid any compensation under the annual incentive program.

2008 Performance Goals

While each entity and business unit generally has different performance goal amounts applicable to it, the annual incentive program in 2008 for Orthofix International N.V., Orthofix Inc., and Breg, Inc. (only with respect to Bradley R. Mason for the period from January to June 2008), consists of the following performance goal components and are weighted as follows:

•	50% – based on the attainment of a specified dollar amount of net income or operating income;

•	40% – based on the attainment of a specified dollar amount of sales; and

•	10% – based on individual performance goals.

In July of 2008, Mr. Mason was promoted to Group President of North America and his bonus for July to December 2008 was determined based on the consolidated performance of Orthofix, Inc., Breg, Inc. and Blackstone Medical, Inc.

The annual incentive program in 2008 for Breg, Inc. (other than for Bradley R. Mason) consists of the following performance goal components and are weighted as follows:

•	30% – based on the attainment of a specified dollar amount of operating income;

•	30% – based on the attainment of a specified dollar amount of sales;

•	20% – based on individual performance goals; and

•	20% – based on department goals.

The annual incentive program for 2008 for the Company’s international division consists of the following performance goal components and are weighted as follows:

•	90% – based on the attainment of a specified dollar amount of operating income; and

•	10% – based on individual performance goals.

The annual incentive program for 2008 for Blackstone Medical, Inc. was not based on a performance matrix as described above, but was instead determined based on a determination of each employee’s contributions to that division.

2009 Performance Goals

The annual incentive program in 2009 for Orthofix International N.V. consists of the following performance goal components and are weighted as follows:

•	50% – based on the attainment of a specified dollar amount of revenue; and

•	50% – based on the attainment of a specified EBITDA targets

The performance goal components above apply to Messrs. Milinazzo, Vaters and Finegan.

The annual incentive program in 2009 for Orthofix, Inc., Breg, Inc., Blackstone Medical, Inc. and the international division consists of the following performance goal components and are weighted as follows:

•	50% – based on the attainment of a specified dollar amount of revenue; and

•	50% – based on the attainment of a specified dollar amount of operating income (excluding depreciation, amortization and FAS123R expense)

The performance goal components above apply to Mr. Michael Simpson but such components will be applied only to Orthofix, Inc., reflecting Mr. Simpson’s position as the President of Orthopedics North America.

The annual incentive program in 2009 for Mr. Brad Mason consists of the performance goal components listed above, but such components will be applied to Orthofix, Inc., Breg, Inc. and Blackstone Medical, Inc. on a consolidated basis, reflecting Mr. Mason’s position as the Group President of North America.

In addition, bonus payments for individuals in the division bonus arrangements are subject to a reduction of 25% of total bonus if a specified dollar amount of operating income (excluding depreciation, amortization and FAS123R expenses) targets are not attained for Orthofix International N.V.

For both 2008 and 2009, we developed these weightings with the intent of linking most of the bonus to quantifiable entity or business unit performance measures.  In 2008 and 2009, the performance range for each of the goals outlined above was 25% to 150%, the percentage attainment of which for 2008 was determined by the Committee at a February 2009 meeting.

To calculate the bonus amount, each percentage is multiplied by its component’s percentage weight.  The products are added together to produce a resulting weighted percentage.  For each participant, this percentage is used to determine what amount of the pre-established bonus goal amount will be paid.  The weighted percentage is then multiplied by the target amount of bonus for which that participant is eligible.  The following is an illustration only of how this calculation may work using sample attainment percentages and maximum eligible bonus numbers:

Performance Goal	Weighting	Attainment	Product
Net/Operating Income	50%	100%	50%
Sales	50%	75%	37.5%
		Weighted Percentage:	87.5%

Target Bonus:  40% of base salary of $200,000 = $80,000

Bonus Calculation: $80,000 (at target) multiplied by 87.5% (weighted percentage attainment) = $70,000 bonus

The Committee has the discretion to review an entity’s or business unit’s actual results (or an individual’s or division’s performance) and consider certain mitigating factors, such as one-time costs or events such as acquisitions or other unique corporate (or personal) events not contemplated at the time the goals were established.  These may be excluded from the financial information used in connection with the determination of bonuses or the financial (or individual) information may be otherwise adjusted in light of these mitigating factors.

In 2008, and after reviewing the results and taking into account any mitigating factors as described above, Mr.  Milinazzo attained 40%, Mr. Finegan attained 40%, Mr. Simpson attained 119% and Mr. Mason attained 133% of his Breg performance goals and 108% of his North American consolidated performance goals.  In addition, Mr. Vaters was guaranteed 100% of his target amount of 60%, prorated for his time of employment, pursuant to the terms of his employment agreement.  See “Agreements with Named Executive Officers – Compensation.”  Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Outside of the annual incentive program, in any year the Committee has and does exercise its discretion to grant bonuses for performance or for other circumstances in any year, such as in the cases of new hires and promotions.  See “Summary Compensation Table” for discretionary bonuses for 2008.

Long-Term Equity-Based Incentives

Our primary equity compensation plan for executive officers is the 2004 LTIP.  Some executive officers continue to hold outstanding awards under one or more of our prior equity-compensation plans, namely our Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants.  We no longer grant awards under these plans.  All executive officers and directors are also eligible, at their discretion, to purchase shares of common stock pursuant to our SPP.  Each plan is described below.  The Committee administers each of these plans (other than the Staff Share Option Plan) and only the Committee makes grants to named executive officers under the 2004 LTIP.  In addition, the Committee has authority to make inducement grants to newly hired employees, as it did in 2008 in connection with the hiring of Mr. Vaters.

The Committee’s date of approval of a stock option or restricted stock grant is typically the second in-person Board meeting of the fiscal year.  The grant date of a stock option or restricted stock is on or after the approval date and typically is the last business day of June for any options approved at this second Board meeting.  Actual grant dates are determined, among other factors, in accordance with past practice for annual grants, the Committee’s determination of an appropriate grant date, as well as our communications policy.  Under this policy, employees are alerted to their option grants and grants of restricted stock.  We also take into account that approvals may be required in advance of expected acquisitions, new hires or other transactions.  For example, in connection with expected new hires, the grant approval may be included in an offer letter even though the actual date of grant is typically not until the employee’s first day of employment.  Our policy, in accordance with the 2004 LTIP, is that the closing price of the stock on the date of grant will be used to price stock options.

The Committee generally grants stock options and restricted stock as noted above and does not specifically take into consideration the release of material non-public information when determining whether and in what amount to make stock option grants and grants of restricted stock.  In addition, the Committee does not have a specific policy of setting grant dates in coordination with the release of material non-public information and we do not have a policy of timing our release of material non-public information for the express purpose of affecting the value of executive compensation.

Current Equity Compensation Plans

2004 Long-Term Incentive Plan

The 2004 LTIP is a long term incentive plan that was originally adopted by the Board on April 15, 2004.  The original plan was approved by shareholders on June 29, 2004 and was amended and restated on November 5, 2004 and on June 20, 2007 and amended further on June 19, 2008.  As of April 30, 2009, 360,492 shares remain available for issuance under the 2004 LTIP.  Awards can be in the form of a stock option, restricted stock, restricted share unit, performance share unit, or other award form determined by the Board.  Awards expire no later than 10 years after the date of the grant.  To date, we have granted only non-qualified stock options and restricted stock under the plan.  2007 was the first year in which we made awards of restricted stock.  To date, we have only made restricted stock awards to employees at the director-level (i.e., employees with the title of “director”) or below and not to named executive officers or to members of the Board of Directors.  Stock options and restricted stock generally vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company, but the Committee may provide different vesting provisions depending on the nature of and reason for the grant (or in the event of a change of control or termination of employment).

The goal of our 2004 LTIP is to create an ownership interest in the Company in order to align the interests of executive officers with shareholders, to more closely tie executive compensation to our performance and to create long-term performance and service incentives for executive officers and other key employees.  Stock options and restricted stock awards are granted to executive officers and other employees:

•	in conjunction with the second in-person Board meeting of the fiscal year, generally held in May or June;

•	as new-hire incentives or in connection with promotion to a new position;

•	in connection with our acquisitions; and

•	otherwise in connection with retention, reward or other purposes based on the particular facts and circumstances determined by the Committee.

In 2008, pursuant to the 2004 LTIP, 1,143,200 stock options and 83,434 shares of restricted stock were granted to our employees and directors in connection with our long-term equity grant program, for new hire equity grants, promotional equity grants, as well as ongoing equity grants, of which 378,000 stock options were granted to our executive officers, and 70,000 stock options were granted to our non-executive directors (a total of 30,000 to Ms. Sainz in connection with her joining the Board in 2008, and 5,000 to other non-executive directors pursuant to Orthofix’s annual grant to its directors).

The 2004 LTIP was amended in 2008 to limit the number of shares of Company common stock that may be awarded under the plan as full value awards (such as restricted share units payable in Company common stock, performance share units payable in Company common stock, restricted stock and Other Awards (as defined in the 2004 LTIP) payable in Company common stock) to 100,000 shares.

The Company maintains a Stock Option and Restricted Stock Delegation Policy under which the Committee has delegated to Mr. Milinazzo for 2009 the authority to grant up to an aggregate of 125,000 stock options and restricted stock awards (referred to as delegated awards) per calendar year to newly-hired employees, employees who are promoted to new positions within the Company, and employees of the Company deemed eligible due to outstanding or special performance; provided, however, that for purposes of the delegation, any stock option grant counts as one delegated award and any restricted stock award counts as four delegated awards, such that no more than 31,250 restricted stock awards may be made under the delegation in any calendar year.  For example, if one employee is granted 1,000 stock options and 1,000 shares of restricted stock, that grant would count as 5,000 delegated awards.  Any stock options or restricted stock awards not granted as delegated awards in any calendar year will be available for grants pursuant to the delegation in subsequent years.  Any single employee award is limited to a maximum of 15,000 delegated awards (a maximum of 3,750 restricted stock awards).  These grants of delegated awards may not be made to officers obligated to file reports under Section 16(a) of the Exchange Act.

The Company generally grants nonqualified stock options under its 2004 LTIP pursuant to one of two form nonqualified stock option agreements.  The forms are the same except that in one of the forms the options vest and become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date (or in the event of a change in control or, under certain circumstances, termination of employment) and in the other form the options vest and become exercisable in full on the third anniversary of the grant date (or in the event of a change in control or, under certain circumstances, termination of employment).  The options expire and are no longer exercisable 10 years from the grant date and are subject to early termination as a result of a termination of employment or a change of control of the Company.   Other relevant provisions in these form nonqualified stock option agreements are as follows:

•
If, prior to an option vesting, the optionee has not entered into an employment, change in control or other similar agreement with the Company and the optionee’s employment is terminated other than (1) for cause, (2) upon death or permanent disability, or (3) voluntary termination (as defined in the form option agreement but excluding a retirement in accordance with the Company’s retirement policies (if any) or a termination for “good reason” if the optionee has entered into an agreement with the Company providing for a termination for “good reason”), any options that would have been vested as of December 31 of the year in which termination occurs shall automatically vest as of the date of termination and remain exercisable by the optionee for 180 days after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
If the optionee has entered into an employment, change in control or other similar agreement with the Company and the optionee’s employment is terminated other than (1) for cause, (2) upon death or permanent disability, or (3) voluntary termination, any unvested options will be considered vested in full and exercisable as of the date of such termination of employment for the full term of such options.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

•
If the optionee’s employment is terminated by reason of death or permanent disability, all options shall automatically vest and remain exercisable by the optionee (or a transferee under a domestic relations order, the optionee’s estate, personal representative or beneficiary, as applicable) for 12 months after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

•
If the optionee’s employment is terminated for cause or if the optionee terminates employment under circumstances constituting a voluntary termination, the optionee may exercise the options (only to the extent vested at the date of termination) at any time within three months after the date of such termination in accordance with their terms, subject only to any different rights contained in an employment agreement.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
Upon the occurrence of a change of control of the Company, all options shall automatically vest and remain exercisable in accordance with the provisions applicable thereto.  The options will expire and no longer be exercisable to the extent not exercised within 10 years from the grant date.

If the employment agreement expressly provides for different vesting and exercisability of options, the terms of the employment agreement will control.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

The Company has historically utilized stock options as the principal means of providing its executive officers and other employees with equity incentive compensation.  However, following the adoption of the amended 2004 LTIP in June 2007, the Compensation Committee began making grants of restricted stock to certain employees who hold an employee title of director or below as part of the Company’s compensation strategy of linking long-term benefits to the rate of return received by stockholders and as a retention device.  The Company did not make any such grants in 2008, though the Committee retains discretion to make grants of restricted stock to employees.

The restricted stock granted by the Company has a vesting period that must be satisfied before the shares are available to the employee.  The restricted shares of stock granted by the Company typically vest with respect to one-third of the shares covered by each grant agreement on the first, second and third anniversaries of the grant date (or in the event of a change of control or, under certain circumstances, termination of employment).

As further described in more detail in Proposal 2, the Company is proposing to further amend and restate the 2004 LTIP to:

(i)
increase the number of shares subject to awards under the plan from 3,100,000 to 3,750,000 (which will be aggregated with certain shares available under the Staff Share Option Plan as described below) to ensure that we have a sufficient number of shares of our common stock available for equity-based awards;

(ii)	extend the expiration of the term of the plan to June 30, 2019, ten years after the date our shareholders approve the amended and restated version of the Plan; and
(iii)	provide for certain administrative and other changes.

Stock Purchase Plan

Our SPP, as amended in 2008 (which amendment became effective as of January 1, 2009), provides for the issuance of shares of our common stock to eligible employees and directors of the Company and its subsidiaries that elect to participate in the plan and acquire shares of our common stock through payroll deductions (including executive officers).  During each purchase period, eligible individuals may designate between 1% and 25% (or any other percentage as determined by the Compensation Committee) of their cash compensation to be deducted from that compensation for the purchase of common stock under the plan.  Under the plan, the purchase price for shares is equal to the lower of (i) 85% of the fair market value per share on the first day of the plan year and (ii) 85% of the fair market value of such shares on the last day of the plan year.  The plan year begins on January 1 and ends on December 31.

As further described in more detail in Proposal 3, the Company is proposing to further amend the SPP to increase the number of shares that may be issued under the SPP by 900,000 to 1,850,000 to ensure that we have a sufficient number of shares of our common stock available for issuance.

Previous Equity Compensation Plans

Staff Share Option Plan

The Staff Share Option Plan is a fixed share option plan which was adopted in April 1992.  There are no options remaining to be granted under the Staff Share Option Plan and only 133,625 stock options remain outstanding.  All outstanding stock options are vested.  Under the Staff Share Option Plan, we granted options to our employees at the estimated fair market value of such options on the date of grant.  Options granted under the Staff Share Option Plan expire 10 years after date of grant.

Performance Accelerated Stock Option Inducement Agreements or PASOs

On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc., including Mr. Mason.  Pursuant to the original PASO, Orthofix granted 150,000 stock options to Mr. Mason as a key executive officer of Breg, Inc.  The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date Orthofix announced the agreement to acquire Breg, Inc.  The options vested on December 30, 2007, the fourth anniversary of the grant date.  Following vesting on December 30, 2007, the original PASO limited Mr. Mason’s ability to exercise specific numbers of options during the years 2008 – 2012.  If not exercised sooner as permitted under the original PASO, all options would have ultimately been exercisable after December 30, 2012, but prior to December 30, 2013.

As an inducement to Mr. Mason to extend the term of his prior employment agreement with the Company for one year, which agreement would otherwise have terminated on December 31, 2007, as well as to meet certain requirements under Section 409A of the Internal Revenue Code, the Company and Mr. Mason entered into an Amended and Restated Performance Accelerated Stock Option Agreement (“Amended PASO”) in November 2007.

The Amended PASO did not change the vesting date of the options granted thereunder.  However, the Amended PASO provided that Mr. Mason’s options could only be exercisable during the fixed period beginning January 1, 2009, and ending on December 31, 2009.

On October 14, 2008, the Company entered into the Second Amended and Restated Performance Accelerated Stock Options Agreement (the “Second Amended PASO”) with Mr. Mason that replaces the Amended PASO. The 150,000 stock options represented by the PASOs (the “PASO Options”) were already fully vested and exercisable at $38.00 per share at any time in 2009.  The sole purpose of the Second Amended PASO was to amend certain of the exercise provisions.  Under the Second Amended PASO, Mr. Mason has elected that, subject to certain exceptions detailed in the Second Amended PASO, his PASO Options will only be exercisable during certain fixed periods as follows: 50,000 PASO Options beginning on each of (i) January 1, 2010 and ending on December 31, 2010, (ii) January 1, 2011 and ending on December 31, 2011, and (iii) January 1, 2012 and ending on December 31, 2012.  If Mr. Mason leaves the Company on or prior to March 31, 2010, he will generally be deemed to have elected to exercise all PASO Options six-months-and-one-day following the date of termination.  In the event Mr. Mason remains employed by the Company through March 31, 2010, he will be able to exercise the respective PASO Options throughout the applicable exercise period without regard to his continued employment by the Company beyond March 31, 2010.  Subject to certain termination provisions, any portion of the respective PASO Options that are not exercised by the last day of the applicable exercise period will not be exercisable thereafter and will lapse and be cancelled.

Other Compensation

Deferred Compensation Plan

In December 2006, the Board approved the adoption of the Orthofix Deferred Compensation Plan by Orthofix Holdings, Inc.  This plan became effective on January 1, 2007, and its terms essentially mirror our 401(k) plan.  Prior to January 1, 2009, all non-employee directors of the Company, Orthofix Holdings, Inc. and any of their subsidiaries (which we refer to as the Parent Group) that have been approved for participation and a select group of management or highly compensated employees of the Parent Group were eligible to participate (including named executive officers).  As a result, a number of our executive officers, as well as one non-employee director, elected to participate under the plan.  In order to comply with Section 457A of the Code, the plan was amended and restated effective January 1, 2009 to provide, among other things, that following such date, (i) directors are not eligible to defer director’s fees received following January 1, 2009, and (ii) no employee who is a U.S. taxpayer who performs services for the Company and who receives compensation for services performed for the Company will be eligible to defer any of such compensation received following such date.  (However, if the U.S. taxpayer performs services for a member of the Parent Group other than the Company and receives compensation for such services, he will be able to participate in the plan with respect to compensation received for services performed for the other members of the Parent Group.)  The treatment of previously deferred amounts by such former participants is described below.  As a result of the amendment, non-employee directors are no longer eligible to participate in the plan.

Under the plan, as amended and restated, participants may elect to defer salary and bonus on a pre-tax basis. The minimum deferral amount is $2,000 per plan year and the maximum deferral amounts are 50% of the participant’s salary and bonuses.  The plan year is the calendar year.  The plan is intended to be an unfunded plan under the provisions of ERISA and although the amounts deferred are considered fully vested, none of the Parent Group members are required to set aside funds for the payment of benefits under the plan, such benefits being paid out of the general assets of the Parent Group member that employs the particular participant receiving the benefit or for which the particular participant serves as a director.  Orthofix Holdings, Inc. has established a rabbi trust to provide funds for the payment of benefits under the plan, and it is currently making discretionary contributions to the rabbi trust in amounts equal to the compensation deferred by plan participants. While the rabbi trust is an asset of Orthofix Holdings, Inc. and can be revoked by Orthofix Holdings, Inc. at any time, upon a change of control, the rabbi trust will become irrevocable and must be used to pay plan benefits.  Further, if a change of control occurs, Orthofix Holdings, Inc. must make a contribution to the rabbi trust in an amount that is sufficient to pay all plan benefits and the projected fees and expenses of the trustee of the rabbi trust.  It is intended that the terms of the plan will be interpreted and applied to comply with Section 409A of the Internal Revenue Code.

In general, participants may defer compensation under the plan by submitting a Participation Agreement (as defined in the plan) to the plan administrator by December 31 of the calendar year immediately preceding the plan year, and newly eligible participants may participate in a partial year by submitting such an agreement within 30 days of becoming eligible for participation in the plan.  For record keeping purposes, accounts shall be maintained for each participant to reflect the amount of his deferrals and any hypothetical earnings or losses on the deferrals. Participants must designate the portion of their contributions to be allocated among the various independently established funds and indexes chosen by the plan administrator, or Measurement Funds, to measure hypothetical earnings and losses on the deferred amounts.  The balance credited to each participant’s account will be adjusted periodically to reflect the hypothetical earnings and losses.  We are not obligated to invest any amount credited to a participant’s account in such Measurement Funds or in any other investment funds.

A participant may elect to receive an in-service distribution of the balance credited to his plan account in a lump sum or in a series of annual installments over a one, three, five or ten-year period.  In the event a participant terminates employment with the Parent Group for any reason other than retirement or death, the participant will receive a distribution of the entire amount credited to his account in a single lump sum.  In the case of a termination  due to retirement or in the case of a change of control, the participant can elect to receive either a single lump sum or a series of annual installments over a one, three, five or ten year period. In the case of a termination due to death or if a participant experiences a disability, the balance credited to the participant’s account will be paid out in a single lump sum, unless installment payments have already begun at the time a participant dies.  In such a case, such installments shall be continued as originally elected unless the participant’s beneficiary is a trust or estate, in which case the remaining balance will be paid in a lump sum.  In the case of amounts previously deferred by former participants, such amounts will be distributed to each former participant on the earlier of (i) December 31, 2017, payable in a single lump sum, or (ii) the specified date or the installment schedule previously elected by such former participant, or pursuant to the provisions described above in the event of such former participant’s death or disability or a change of control.  Participants may also petition the plan administrator to suspend any deferral contributions being made by the participant and receive a payout from the plan in the event of an unforeseeable emergency (as defined in the plan).  No participant or beneficiary may alienate, transfer, pledge or encumber plan benefits prior to payment.

In connection with the amendments to the plan that were made effective January 1, 2009, and in accordance with Section 409A of the Code, the Company gave non-employee directors the opportunity to make a one-time election to receive a distribution of their previously deferred amounts, provided that such election had to be made before December 31, 2008.  Mr. Kester made such election and received a distribution from the plan of $93,455.  As a result, there are no longer any non-employee directors who participate in the plan.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including a car allowance, reimbursement for tax preparation expenses and an annual physical exam.  In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year, though no such costs for spousal travel to Board meetings occurred in 2008.  We do not consider any of these significant or out of the ordinary course for similarly situated companies.

Other Plans

Executive officers participate in our 401(k) plan on the same basis as other similarly situated employees.  Other than the Orthofix Deferred Compensation Plan, we do not have a long-term retirement plan or other deferred compensation plan.

Employment and Other Agreements with the Company

Pursuant to employment agreement guidelines adopted by the Committee, all of our named executive officers have employment agreements.  Generally, our employment agreement guidelines provide that executive officers who report directly to the Chief Executive Officer receive full employment agreements that provide for a term of employment, renewal terms, base salary and bonus provisions, eligibility for equity incentive compensation, benefits and restrictive provisions (non-competition, non-solicitation, confidentiality and invention assignment), as well as a variety of payments depending on the circumstances surrounding the executive officer’s separation from the Company.

The guidelines generally require a one-year waiting period of employment prior to our entering into these employment agreements.  However, these guidelines may be waived if an employment agreement is determined to be necessary or advisable, such as to attract or retain certain persons.  In lieu of an employment agreement, during the first year of employment for senior executives (and generally for select divisional and middle management personnel), these persons receive change of control agreements providing for payments of base salary and incentives in the event of certain terminations following a change of control.  The Committee may delegate the power to determine whether to enter into these change of control agreements to the Chief Executive Officer.  Further, the Compensation Committee need not review and approve employment agreements which are legally required or normal and customary in certain jurisdictions and which are not considered “full employment agreements” as outlined in the guidelines.

The employment agreement guidelines do not address every situation, and the Committee deviates and makes employment agreement decisions based on particular facts and circumstances.  Any exceptions to these guidelines must be approved by the Committee.

In an effort to bring these employment agreements into compliance with Section 409A of the Internal Revenue Code, in December 2007, we entered into amended and restated employment agreements with such executive officers.  All officers receiving full employment agreements and selected other executive officers or employees that are exposed to legal risk in the performance of their employment, as well as all directors, also receive indemnity agreements from the Company.  See “Agreements with Named Executive Officers” for more information on the terms of particular employment agreements.

Elements of Post-Termination Executive Compensation

In accordance with our employment agreement guidelines, certain of our senior executive officers have employment agreements with our subsidiary, Orthofix Inc.  These agreements outline the compensation payable to each executive officer, which is consistent with the pay structure described above.  They are also intended as a retention tool for senior executive officers and to remove some of the uncertainty surrounding potential change of control transactions.  To that end, the agreements provide for certain payments upon termination (e.g., without cause, for good reason, etc.), which payments increase in certain instances following a change of control.  For instance, following a change of control, the amount payable for termination without cause or for good reason generally increases by 50% (and 100% for the Chief Executive Officer).  With respect to a change of control, most agreements provide for a “double-trigger” so that a change of control itself does not trigger any payments.  However, under separate option agreements, all stock options immediately vest upon a change of control without reliance on any other triggering event.  The employment agreements and the 2004 LTIP each provide specified definitions of what constitutes a “change of control.”  See “Agreements with Named Executive Officers” and the discussion of the 2004 LTIP in the narrative following “Executive Compensation – Grants of Plan-Based Awards.”

Stock Ownership Guidelines

Under the Company’s Corporate Governance Guidelines, each director is encouraged to have a personal investment in Orthofix through such director’s ownership of shares of Orthofix common stock.  While the Company does not currently have formal stock ownership guidelines, the Compensation Committee has considered their adoption from time to time and may adopt formal guidelines in the future.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met.  To the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code.  Although compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code, we are asking our shareholders to approve the material terms for the payment of incentive compensation to the named executive officers under the Company’s annual incentive program.  If the shareholders approve this proposal, which is further described under “Proposal 4: Approval of the Material Terms for Payment of Executive Incentive Compensation,” the compensation paid pursuant to such material terms will be fully deductible by the Company under Section 162(m) of the Code even if such compensation exceeds $1 million for year per person.  If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our shareholders, the Committee will abide by our compensation philosophy.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers with respect to 2007 and 2008.  The named executive officers include all individuals who have served as our principal executive officer (“Chief Executive Officer”) or our principal financial officer (“Chief Financial Officer”) during the last completed fiscal year, together with our three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year (in addition to persons who served as Chief Executive Officer or Chief Financial Officer during the year), as well as Mr. Burckhardt (who left the Company in 2008 but would have met the foregoing compensation threshold had he still been employed by the Company at December 31, 2008).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)
Alan W. Milinazzo – President and Chief	2008	500,000	-	1,063,414	148,500	21,115(7)	1,733,029
Executive Officer (Principal Executive Officer)(6)	2007	451,500	-	1,145,831	54,632	22,845	1,674,808

Robert S. Vaters – Executive Vice President	2008	107,692	-	181,830	69,300	24,579(9)	383,401
and Chief Financial Officer (Principal Financial Officer) (8)	2007	-	-	-	-	-	-

Bradley R. Mason – Group President,	2008	322,115	-	372,315	197,249	16,554(11)	908,233
North America and President, Blackstone Medical, Inc.(10)	2007	282,232	-	839,387	172,074	13,459	1,307,152

Michael Simpson – President, Orthopedics North America	2008	280,000	105,000	290,605	165,200	20,360(12)	861,165
	2007	240,000	-	270,684	94,292	15,213	620,189

Michael M. Finegan – Vice President,	2008	280,000	-	337,083	55,440	20,370(13)	692,893
Corporate Development, and President, Biologics	2007	257,250	-	381,639	30,047	20,079	689,015

Oliver Burckhardt – former	2008	249,577	-	1,437,751(15)	–	480,912(16)	2,168,240
President, Spine Division(14)	2007	263,495	94,175	383,223	51,087	20,075	812,055

Thomas Hein – former	2008	330,416	150,000	420,934	65,894	429,669(18)	1,396,912
Principal Financial Officer(17)	2007	281,190	–	1,063,770	24,295	24,831	1,394,086

Timothy M. Adams – former	2008	131,923	–	–	–	3,754	135,677
Principal Financial Officer(19)	2007	40,385	–	159,174	–	1,250	200,809
 ______________

(1)	Amounts include salary deferred and further described in “Deferred Compensation.”
(2)
Amount shown in the row for Mr. Simpson in 2008 reflects a bonus of $105,000 paid in connection with certain performance objectives he achieved while working on the potential divestiture of the fixation business.  Amount shown in the row for Mr. Burckhardt in 2007 reflects a bonus of $75,000 paid in connection with certain performance objectives that he achieved.  Amount shown in the row for Mr. Hein in 2008 reflect a Retention Bonus of $150,000 pursuant to his employment agreement dated April 11, 2008.  Mr. Hein received this Retention Bonus payment on January 1, 2009.

(3)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2008 and 2007 compensation cost recognized for stock option awards for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.  The assumptions used in the calculation of values of stock option awards are set forth under the section entitled “Share-based Compensation” in “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Company’s Annual Reports on Form 10-K for 2008 and 2007 filed with the SEC on March 12, 2009 and February 29, 2008, respectively.

(4)	Amounts shown reflect cash bonuses paid in 2009 and in 2008 for performance in 2008 and in 2007, respectively, pursuant to our annual incentive program.
(5)	Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the named executive officer.
(6)
As an employee director, Mr. Milinazzo does not receive additional fees for his services as director.  Since Mr. Milinazzo is listed in this Summary Compensation Table, he is not listed in the Director Compensation Table below.

(7)
This amount includes $10,800 for car allowance, $9,200 for 401k matching, $528 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, and $587 for family travel expenses in connection with various executive related meetings.

(8)
Effective September 7, 2008, Mr. Vaters was hired by the Company to serve as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.  In conjunction with his employment, Mr. Vaters’ salary is $350,000 (pro-rated for the partial year).

(9)
This amount includes $18,928 for relocation related expenses, $3,420 for car allowance, $2,154 for 401k matching and $77 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(10)
Effective October 14, 2008, Mr. Mason was promoted from Vice President of the Company and President of Breg, Inc. to Group President, North America.  In conjunction with his promotion, Mr. Mason’s salary was increased to $350,000 per year (pro-rated for the partial year).

(11)
This amount includes $10,800 for car allowance, $1,000 for 401k matching, $450 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, and $4,304 for spousal travel expenses in connection with various executive related meetings.

(12)	This amount includes $10,800 for car allowance, $9,200 for 401k matching, and $360 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.
(13)	This amount includes $10,800 for car allowance, $9,200 for 401k matching, and $370 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.
(14)	Mr. Burckhardt was terminated by the Company on September 29, 2008. His benefits will continue until September 2009.
(15)
In conjunction with his termination agreement with the Company, Mr. Burckhardt agreed to sell to the Company 72,300 of his stock options in exchange for payments totaling $125,000, which amounts were paid in two installments on or about October 1, 2008 and January 31, 2009.  On January 7, 2009, the Company purchased Mr. Burckhardt’s remaining 58,000 options for $50,000.  These amounts, totaling $175,000, are not included in any of the compensation figures disclosed in 2008 for Mr. Burckhardt, as the amount shown in the table represents the compensation cost recognized in 2008 by the Company for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R, with respect to these stock options (which amount is greater than $175,000).

(16)	In conjunction with his termination, Mr. Burckhardt received a severance package, including a payment of $472,500 which was paid by the Company on April 1, 2009.
(17)
Effective April 11, 2008, Mr. Hein and the Company agreed to replace his prior employment agreement in its entirety.  In conjunction with this new agreement, Mr. Hein’s salary was set at $350,000.  In addition, the Company provided Mr. Hein with a Retention Bonus of $150,000 (see note 2 above) and a Good Reason payment, as defined in the employment agreement, of $407,726.  The Retention Bonus and the Good Reason payments were paid by the Company on January 1, 2009.  Mr. Hein’s employment was terminated by the Company on February 27, 2009.

(18)
This amount includes $10,800 for car allowance, $9,200 for 401k matching, $1,067 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, $876 for spousal travel expenses in connection with various executive related meetings, and the $407,726 Good Reason payment described above in footnote 17.

(19)	Mr. Adams terminated his employment as the Company’s former Chief Financial Officer effective April 30, 2008.

As discussed above in “Compensation Discussion and Analysis,” our compensation program for executive officers and other key employees consists of three primary elements: annual salary; performance-based incentives in the form of annual cash bonuses; and long-term equity-based incentives in the form of stock options and restricted stock granted under our current 2004 LTIP.  That section also explains how salary and bonus relate in proportion to overall compensation.  For a discussion of each named executive officer’s employment agreement, see “Agreements with Named Executive Officers.”  That section includes a description of any applicable potential bonus levels under the annual incentive program for the named executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during the fiscal year ended December 31, 2008 to the named executive officers.  For any named executive officer not listed in the following table, no information was applicable.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Award($)(1)

Alan W. Milinazzo	6/30/2008	6/16/2008	65,000	28.95	517,156
Robert S. Vaters	9/7/2008	9/7/2008	150,000(2)	25.05	996.205
Bradley R. Mason	6/30/2008	6/16/2008	35,000	28.95	278,468
	7/1/2008	7/1/2008	15,000(3)	29.17	118,926
	10/11/2008	10/11/2008	75,000(4)	11.51	226,815
Michael Simpson	6/30/2008	6/16/2008	35,000	28.95	278,468
Michael M. Finegan	6/30/2008	6/16/2008	20,000	28.95	159,124
	8/19/2008	8/19/2008	10,000(5)	23.49	63,247
	12/10/2008	12/10/2008	15,000(6)	15.15	55,382
Oliver Burckhardt(7)	6/30/2008	6/16/2008	28,000	28.95	222,774
Thomas Hein(8)	4/11/2008	4/7/2008	50,000	31.83	420,934
________________

(1)	Amounts shown reflect the grant date fair value of the stock options awarded calculated in accordance with FAS 123R.
(2)	Mr. Vaters was granted stock options in connection with the Company hiring him as Chief Financial Officer in September 2008. These stock options are not part of the 2004 LTIP.
(3)	Mr. Mason received these stock options in connection with his promotion to Group President, Orthofix North America.
(4)	Mr. Mason received these stock options in connection with his new employment agreement and as an inducement to remain with the Company.
(5)	Mr. Finegan received these stock options in connection with the achievement of a performance objective.
(6)	Mr. Finegan received these stock options in connection with his promotion to President, Biologics.
(7)
Mr. Burckhardt was terminated by the Company on September 29, 2008.  These stock options immediately vested on his termination date.  In January 2009, the Company repurchased these stock options, and 30,000 stock options not included in this table, from Mr. Burckhardt for $50,000.

(8)
Mr. Hein was granted stock options in connection with his new employment agreement with the Company effective April 11, 2008.  These stock options immediately vested when the Company informed him on December 31, 2008 of his termination effective on February 27, 2009.

The awards reflected in the table above were all made under the 2004 LTIP, unless otherwise noted above. For information relating to the 2004 LTIP and our other equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”  For information relating to each named executive officer’s employment agreement, see “Agreements with Named Executive Officers.” For information on grants of awards to our directors under the 2004 LTIP, see “Director Compensation.”  All non-equity incentive plan awards have been paid to named executive officers for 2008.  See “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2008.  For any named executive officer not listed in the following table, no information was applicable.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date

(a)	(b)	(c)	(e)	(f)
Alan W. Milinazzo	60,000	–	46.33	9/1/2015
	100,000	–	39.94	4/11/2016
	50,000	25,000(3)	44.97	6/29/2017
	21,667	43,333(4)	28.95	6/30/2018
Total	231,667	68,333	–	–
Robert S. Vaters	–	150,000(5)	25.05	9/7/2018
Total	–	150,000	–	–
Bradley R. Mason	150,000(6)	–	38.00	12/30/2013
	20,000	–	43.04	6/30/2015
	20,000	–	38.11	6/30/2016
	13,333	6,667(7)	44.97	6/29/2017
	11,667	23,333(8)	28.95	6/30/2018
	5,000	10,000(9)	29.17	7/1/2018
	–	75,000(10)	11.51	10/11/2018
Total	220,000	115,000	–	–
Michael Simpson	4,500	–	32.18	8/6/2013
	7,000	–	37.76	12/2/2014
	7,000	–	43.04	6/30/2015
	20,000	–	38.11	6/30/2016
	14,867	7,433(11)	44.97	6/29/2017
	11,667	23,333(12)	28.95	6/30/2018
Total	65,034	30,766	–	–
Michael M. Finegan	50,000	–	38.11	6/29/2016
	14,867	7,433(13)	44.97	6/29/2017
	6,667	13,333(14)	28.95	6/30/2018
	–	10,000(15)	23.49	8/19/2018
	–	15,000(16)	15.15	12/10/2018
Total	71,534	45,766	–	–
Oliver Burckhardt(17)	28,000	–	28.95	6/30/2018
Total	28,000	–	–	–
Thomas Hein	12,500	–	33.00	5/14/2012
	10,000	–	32.18	8/6/2013
	10,000	–	34.81	10/4/2014
	3,800	–	37.76	12/2/2014
	20,000	–	43.04	6/30/2015
	30,000	–	38.11	6/30/2016
	20,300	–	44.97	6/29/2017
	50,000(18)	–	31.83	4/11/2018
Total	156,600	–	–	–
______________

(1)	All options listed in this column are vested or will be vested within 60 days of May 6, 2009, the Record Date.
(2)	All options listed in this column are unvested (and will remain unvested as of 60 days after the Record Date).
(3)	The options vested in a one-third increment on June 29, 2008, and the second and third increments vest on June 29, 2009 and June 29, 2010.
(4)	The options vest in one-third increments on June 30, 2009, June 30, 2010 and June 30, 2011.
(5)	The options vest in one-third increments on September 7, 2009, September 7, 2010 and September 7, 2011.

(6)
Under an agreement with the Company, Mr. Mason has elected that, subject to certain exceptions, (i) 50,000 of these options will be exercisable beginning on January 1, 2010 and ending on December 31, 2010, (ii) 50,000 of these options will be exercisable beginning on January 1, 2011 and ending on December 31, 2011, and (iii) 50,000 of these options will be exercisable beginning on January 1, 2012 and ending on December 31, 2012.  See “Agreements with Named Executive Officers – Second Amended and Restated Performance Accelerated Stock Option Agreement with Mr. Mason.”

(7)	The options vested in a one-third increment on June 29, 2008, and the second and third increments vest on and June 29, 2009 and June 29, 2010.
(8)	The options vest in one-third increments on June 30, 2009, June 30, 2010 and June 30, 2011.
(9)	The options vest in one-third increments on July 1, 2009, July 1, 2010 and July 1, 2011.
(10)	The options vest in one-third increments on October 11, 2009, October 11, 2010 and October 11, 2011.
(11)	The options vested in a one-third increment on June 29, 2008 and the second and third increments vest on June 29, 2009 and June 29, 2010.
(12)	The options vest in one-third increments on June 30, 2009, June 30, 2010 and June 30, 2011.
(13)	The options vested in a one-third increment on June 29, 2008 and the second and third increments vest on June 29, 2009 and June 29, 2010.
(14)	The options vest in one-third increments on June 30, 2009, June 30, 2010 and June 30, 2011.
(15)	The options vest in one-third increments on August 19, 2009, August 19, 2010 and August 19, 2011.
(16)	The options vest in one-third increments on December 10, 2009, December 10, 2010 and December 10, 2011.
(17)
Mr. Burckhardt was terminated by the Company on September 29, 2008.  These stock options immediately vested on his termination date.  In January 2009, the Company repurchased 58,000 stock options, which included the 28,000 stock options shown in the table above, from Mr. Burckhardt for $50,000 (which was less than the fair market value of such options at the time of purchase as calculated using a Black-Scholes methodology).

(18)
Mr. Hein was granted stock options in connection with his new employment agreement with the Company effective April 11, 2008.  These stock options immediately vested when the Company informed him on December 31, 2008 of his termination effective on February 27, 2009.

Unless stated otherwise in the footnotes above and except for any awards under the Staff Share Plan, Performance Accelerated Stock Option Inducement Agreements or similar awards, all stock options vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company (subject to earlier vesting in the event of a change in control or certain termination events).  For a summary of our standard option agreements, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”   See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2008.  For any named executive officer not listed on the following table, no information was applicable.

Option Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

(a)	(b)	(c)

_______________
(1)	None of the named executive officers exercised options during 2008, and as a result, no persons are listed in the table.

DEFERRED COMPENSATION

The following table provides information about the amount of compensation deferred by our named executive officers at December 31, 2008.  For any named executive officer not listed on the following table, no information was applicable.  For more information about deferred compensation, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation - Other Compensation – Deferred Compensation Plan.”

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)

(a)	(b)	(d)	(f)
Alan W. Milinazzo	110,926	(58,005)	143,964
Thomas Hein	972	(3,477)	8,651
______________

(1)	Represents the dollar amount of salary set forth on the Summary Compensation Table, which the executive has deferred in accordance with the Deferred Compensation Plan.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

We have entered into employment agreements with all of our Named Executive Officers, as described below.

Executive Employment Agreements for Alan W. Milinazzo, Robert S. Vaters, Bradley R. Mason, Michael M. Finegan and Michael Simpson

On July 13, 2006, we entered into employment agreements with each of Messrs. Milinazzo and Finegan through the one of the Company’s operating subsidiaries, Orthofix Inc., as part of the Company’s executive compensation and employment agreement review, with which the Committee was assisted by Towers Perrin, as described above.  In an effort to bring these employment agreements into compliance with Section 409A of the Internal Revenue Code, in December 2007, we entered into amended and restated employment agreements through Orthofix Inc., with Messrs. Milinazzo and Finegan.  We guarantee the obligations of Orthofix, Inc. under these agreements.  On December 6, 2007, we entered into an employment agreement with Mr. Simpson.  On September 7, 2008, we entered into an employment agreement with Mr. Vaters.  On October 14, 2008, we entered into an employment agreement with Mr. Mason, which agreement amended and superseded his prior employment agreement with the Company.  The Company’s employment agreements contain substantially similar terms, other than a few items particular to each individual, including title, level of pay and other material differences noted below.   We guarantee the obligations of Orthofix Inc. under each employment agreement listed above.

Each agreement is for an initial term that lasted through April 1, 2009, with automatic one-year renewals on April 1, 2009 and April 1, 2010 unless either party notifies the other party of its intention not to renew at least 180 days prior to a renewal period as set forth in the agreement.  (Each agreement was automatically renewed on April 1, 2009 for a one-year period.)  Each agreement further provides that if a change of control (as that term is defined in each agreement) occurs after April 1, 2007, the agreement will automatically be extended for two years only from the change of control date (as that term is defined in each agreement).

Compensation

Under the agreements, each executive officer agrees to serve the Company and Orthofix Inc. in the capacities and for the compensation levels noted below.  These dollar amounts reflect 2009 pay raises.  Salary levels are reviewed annually by the Committee and may be further amended from time to time by the Committee.  These salary levels may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other executive officers that does not disproportionately affect the executive officer and does not reduce the executive officer’s base salary to a rate that is less than 90% of the executive officer’s then current base salary amount.

Name	Title	Base Salary (annualized)
Alan W. Milinazzo	Group President and Chief Executive Officer	$500,000	(1)
Robert S. Vaters	Executive Vice President and Chief Financial Officer	$364,000
Bradley R. Mason	Group President, North America and President, Blackstone Medical, Inc.	$364,000
Michael M. Finegan	Vice President, Corporate Development, and President, Biologics	$310,000
Michael Simpson	President, Orthopedics North America	$290,000

(1) Amount shown represents base salary for 2008.  In February 2009, the Compensation Committee set Mr. Milinazzo’s 2009 base salary at the 2008 level, but agreed to review this determination again in mid-2009.

Each of Messrs. Milinazzo, Vaters, Mason, Finegan and Simpson participate in our annual incentive program.  For 2009, the amount that can be earned by each such executive officer under our annual incentive program is based on the percentage of target goals that is determined to have been met by the Compensation Committee, which can range from zero to 150 percent.  The following table shows, for illustrative purposes, the bonus that each such executive officer is eligible to receive if 100% and 150%, respectively, of target performance goals are met for 2009:

Name	Bonus as Percentage of Base Salary if 100% of Target Performance Goals Are Met	Bonus as Percentage of Base Salary if 150% of Target Performance Goals Are Met
Alan W. Milinazzo	75%	112.5%
Robert S. Vaters	60%	90%
Bradley R. Mason	60%	90%
Michael M. Finegan	50%	75%
Michael Simpson	50%	75%

Amounts actually paid to each executive officer will depend on whether or not the various performance goals under the program are attained as determined by the Committee.  In addition, each executive officer is eligible to receive additional bonus or incentive compensation as determined solely by the Committee from time to time, subject only to changes made by the Board of Directors. For a more detailed explanation of the Company’s annual incentive program, including targets met and amounts paid for 2008, see “Executive Compensation - Compensation Discussion & Analysis - Elements of Executive Compensation – Performance Based Incentives – Annual Incentive Program” and “Summary Compensation Table.”

In addition, these executive officers are eligible to receive option grants under the 2004 LTIP or other stock-based compensation plans that we may establish from time to time, including participation in the SPP.  Under the agreements, the executive officers and their eligible dependents will generally be entitled to participate in our employee benefit plans such as welfare benefit plans and savings and retirement plans to the same extent as other senior executive officers of the Company or by virtue of each executive officer’s position, salary, tenure and other qualifications.

In addition, to induce Mr. Vaters to accept the position of CFO, Mr. Vaters’ incentive compensation, for 2008, was guaranteed at 60% of his base salary, prorated based on his date of hire.  The Company also granted Mr. Vaters 150,000 stock options vesting in one-third increments beginning on the first anniversary of his date of employment.  The stock options are being granted pursuant to a standalone inducement stock option agreement, on terms substantially the same as grants made under the 2004 LTIP and related stock option agreement.

Termination

Each employment agreement may be terminated as follows:

•	By mutual written agreement of Orthofix Inc. and the executive officer;

•	Upon the executive officer’s death;

•
By Orthofix Inc. in the event the executive officer incurs a disability (as that term is defined in each agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months;

•	By the executive officer for good reason (as that term is defined in each agreement);

•	By Orthofix Inc. for cause (as that term defined in each agreement) or without cause; or

•	By the executive officer voluntarily.

For a description of potential payments upon termination or change of control, see “Potential Payments Upon Termination or Change of Control – Potential Payments to Alan W. Milinazzo, Michael M. Finegan, Robert S. Vaters, Michael Simpson and Bradley R. Mason.”

Section 280G

Generally, if it is determined that any amount or benefit payable to an executive officer under his agreement or otherwise in conjunction with his employment would give rise to liability of the executive officer for the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision, then the amount of benefits payable to that executive officer shall be reduced by the Company to the extent necessary so that no portion is subject to those provisions.  This reduction shall only be made if the net amount of payments, as so reduced (and after deduction of applicable federal, state, and local income and payroll taxes on the reduced payments other than the excise tax (as that term is defined in each agreement)) is greater than the excess of (1) the net amount of the payments, without reduction (but after making the above referenced deductions) over (2) the amount of excise tax to which the executive officer would be subject in respect of those payments.

Certain Other Provisions

The employment agreements contain confidentiality, non-competition and non-solicitation covenants effective so long as the executive officers are employees of any member of the Company’s Parent Group and for a period of one year after the employment is terminated.  In the event the termination of the executive officer’s employment is for good reason or without cause and occurs during a change of control period, the term of those non-competition and non-solicitation covenants extends to a period of two years in the case of Mr. Milinazzo and 18 months in the case of Messrs. Vaters, Mason, Finegan and Simpson.  The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

We paid all reasonable legal fees and expenses of each executive officer’s counsel in connection with the preparation and negotiation of each employment agreement.  In addition, if a dispute arises under or in connection with an executive officer’s agreement, we will be responsible for our own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute unless the arbitrator determines that the executive officer (1) did not commence or engage in the arbitration with a reasonable, good faith belief that his claims were meritorious or (2) the executive officer’s claims had no merit and a reasonable person under similar circumstances would not have brought the claims.

Orthofix Inc.’s obligation to pay or provide any benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates.

Second Amended and Restated Performance Accelerated Stock Option Agreement with Mr. Mason

On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to Mr. Mason.  Pursuant to the original PASO, Orthofix granted 150,000 PASO Options to Mr. Mason as a key executive officer of Breg, Inc.  The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date Orthofix announced the agreement to acquire Breg, Inc.  The options vested on December 30, 2007, the fourth anniversary of the grant date.  Following vesting on December 30, 2007, the original PASO limited Mr. Mason’s ability to exercise specific numbers of options during the years 2008 – 2012.  If not exercised sooner as permitted under the original PASO, all options would have ultimately been exercisable after December 30, 2012, but prior to December 30, 2013.

As an inducement to Mr. Mason to extend the term of his prior employment agreement with the Company for one year as noted above, as well as to meet certain requirements under Section 409A of the Internal Revenue Code, the Company and Mr. Mason entered into the Amended PASO in November 2007.

The Amended PASO did not change the vesting date of the options granted thereunder.  However, the Amended PASO provides that Mason’s options will only be exercisable during the fixed period beginning January 1, 2009, and ending on December 31, 2009 in lieu of the prior exercise limitations.

On October 14, 2008, the Company entered into the Second Amended and Restated Performance Accelerated Stock Options Agreement (the "Second Amended PASO") with Mr. Mason that replaces the Amended PASO. The 150,000 PASO Options were already fully vested and exercisable at $38.00 per share at any time in 2009.  The sole purpose of the Second Amended PASO was to amend certain of the exercise provisions.  Under the Second Amended PASO Mr. Mason has elected that, subject to certain exceptions detailed in the Second Amended PASO, his PASO Options will only be exercisable during certain fixed periods as follows: 50,000 PASO Options beginning on each of (i) January 1, 2010 and ending on December 31, 2010, (ii) January 1, 2011 and ending on December 31, 2011, and (iii) January 1, 2012 and ending on December 31, 2012.  In the event Mr. Mason remains employed by the Company through March 31, 2010, he will be able to exercise the respective PASO Options throughout the applicable Exercise Period without regard to his continued employment by the Company beyond March 31, 2010.  Subject to certain termination provisions, any portion of the respective PASO Options that are not exercised by the last day of the applicable exercise period will not be exercisable thereafter and will lapse and be cancelled.

Employment Agreements with Former Chief Financial Officers

Orthofix Inc. entered into an employment agreement with Timothy M. Adams, the Company’s former Chief Financial Officer, effective November 19, 2007, which was subsequently amended and restated as of December 6, 2007 in connection with the Company amending the employment agreements of its executive officers as provided above.  Mr. Adams’ employment agreement contained substantially the same terms and conditions as the employment agreements described above.  Effective April 30, 2008, Mr. Adams’ employment with Orthofix Inc. terminated and he resigned from all of his positions with Orthofix International N.V. and Orthofix Inc.  At such time, his employment agreement terminated other than the post-termination obligations that remain outstanding, including the confidentiality, indemnity, non-competition, non-solicitation, legal fees and certain other provisions.  Further, his stock option agreements and the stock options related thereto terminated and were cancelled effective April 30, 2008.

We entered into an employment agreement with Thomas Hein through Orthofix Inc. effective as of April 11, 2008 in conjunction with his appointment as Chief Financial Officer of the Company (the “Hein Employment Agreement”).  Mr. Hein served as CFO of the Company and Orthofix Inc. until November 19, 2007, and he resumed his role as CFO with those companies on April 7, 2008 and served until September 7, 2008.  The Hein Employment Agreement superseded in all respects Mr. Hein’s Amended and Restated Employment Agreement dated December 7, 2007 (which was entered into contemporaneously with the other senior executive employment agreements discussed above) and the related Letter Agreement dated December 6, 2007 (with respect to his then-assumption of the role of Executive Vice President – Finance).

The Hein Employment Agreement memorialized the understanding between Mr. Hein and the Company as to the rights held by Mr. Hein in conjunction with his transition to CFO and incorporated certain amounts discussed below which the Company was previously obligated to pay Mr. Hein under the Prior Agreements under certain conditions.  Under the Hein Employment Agreement, Mr. Hein was an at-will employee and, in the event of any termination of his employment, he would not be entitled to any sums or other payments or benefits, other than as specifically provided in the Hein Employment Agreement (including that Mr. Hein will be eligible for benefits generally available to senior executives of the Company, including health care benefits for him and his spouse under the Company’s employee welfare benefit plans (or equivalent value) until his 65th birthday). Effective February 28, 2009, Mr. Hein’s employment with Orthofix Inc. terminated and he resigned from all of his positions with Orthofix International N.V. and Orthofix Inc.  At such time, his employment agreement terminated other than the post-termination obligations that remain outstanding, including the confidentiality, indemnity, non-competition, non-solicitation, legal fees and certain other provisions.  In addition, in accordance with the Company’s form of non-qualified stock option agreement under the 2004 LTIP, Mr. Hein’s options became immediately vested and immediately exercisable as of such time.

Employment Agreement with Former President, Spine Division

Orthofix Inc. entered into an employment agreement with Oliver Burckhardt, the Company’s former President, Spine Division and Blackstone Medical, Inc., on July 13, 2006, which was subsequently amended and restated as of December 6, 2007 in connection with the Company amending the employment agreements of its executive officers as provided above.  Mr. Burckhardt’s employment agreement contained substantially the same terms and conditions as the employment agreements described above.  Effective September 27, 2008, Mr. Burckhardt’s employment with Orthofix Inc. terminated and he resigned from all of his positions with Orthofix International N.V. and Orthofix Inc.  At such time, Mr. Burckhardt’s employment ceased and his employment agreement terminated, other than with respect to certain post-termination covenants set forth in the agreement.

As agreed with Mr. Burckhardt, his departure was treated as a termination without Cause under the terms of his employment agreement, entitling him to a severance payment totaling approximately $472,500 and other benefits, all as determined in accordance with his employment agreement. Mr. Burckhardt was required to sign a release in order to receive payment of such amount and the other benefits.

In addition, on August 28, 2008, Mr. Burckhardt and Orthofix Inc., a subsidiary of the Company, entered into a letter agreement pursuant to which, following Mr. Burckhardt’s departure from the Company, he would (a) assist as a consultant to Orthofix Inc. with respect to certain transition matters for a consultancy fee of $25,000, payable no sooner than January 31, 2009, and (b) sell to the Company 72,300 of his stock options in exchange for payments totaling $125,000, which amounts were paid in two installments on or about October 1, 2008 and January 31, 2009.  On January 7, 2009, the Company purchased Mr. Burckhardt’s remaining 58,000 options for $50,000, which was less than the fair market value of such options at the time of purchase as calculated using a Black-Scholes methodology.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments to Alan W. Milinazzo, Michael M. Finegan, Robert S. Vaters, Michael Simpson and Bradley R. Mason

Termination

Under their employment agreements, each of Messrs. Milinazzo, Finegan, Vaters, Simpson and Mason is generally entitled to receive the following in the event of termination as a result of death, disability, for good reason or without cause:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•
The pro rata amount of any bonus plan incentive compensation for the fiscal year of the executive’s termination of employment (based on the number of business days he was actually employed by the Company during the fiscal year in which the termination of employment occurs) that he would have received had his employment not been terminated during such year.  This pro rata amount is payable at the time such incentive compensation is paid to other senior executives of the Company (generally, before March 15 of the next year).

•
An amount equivalent to a multiple of the executive officer’s Base Amount payable within 30 days after the date of termination calculated as set forth in the employment agreement.  The timing of such payment may be modified in accordance with Section 409A of the Internal Revenue Code.  This multiple increases as described below for payments triggered following a change of control.  ”Base Amount” means an amount equal to the sum of:

(1)	the executive officer’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)
the greater of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years.

•
All stock options previously granted to the executive officer will vest in full and be immediately exercisable.  Any risk of forfeiture included in restricted stock grants will immediately lapse.  If the executive officer’s termination is for good reason or without cause, the executive officer will have until the latest date that each stock option would otherwise expire by its original terms had the executive officer’s employment not terminated (but in no event later than 10 years from the original grant date), to exercise any outstanding stock options.

•
Continuation of basic employee group welfare benefits (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for him and dependents substantially similar to those being received immediately prior to termination for a limited amount of time.

•	Up to $25,000 for outplacement fees incurred during the 24-month period following the date of termination.

In the event of termination for cause or as a result of voluntary termination by the executive officer, each executive officer other than Mr. Mason will only be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
Any benefits under the Company’s stock-based compensation plans or employee benefit plans available resulting from the termination events (including under COBRA), without the agreement granting any greater rights with respect to such matters than provided for in such plans.

In the event of termination for cause or as a result of voluntary termination by him, Mr. Mason will only be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
with respect to any stock-based compensation such as stock options, stock appreciation rights or restricted stock grants:  (i) in the event of a either a voluntary termination on or prior to March 31, 2010 or termination for cause, whatever rights, if any, that are available to Mr. Mason upon such a termination pursuant to the Plans (as defined in the agreement) or any award documents related to any stock-based compensation such as stock options, stock appreciation rights or restricted stock grants.  For the avoidance of doubt, in the event of a Voluntary Termination on or prior to March 31, 2010 or any termination for Cause, there are not any greater rights (regarding vesting, exercise or otherwise) with respect to  stock options, stock appreciation rights or restricted stock grants than is provided for in the Plans or the award documents (ii) in the event of a Voluntary Termination after March 31, 2010 only, all stock options, stock appreciation rights or similar stock-based rights previously granted to Mr. Mason will vest in full and be immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to Mr. Mason will immediately lapse.  In addition, if Mr. Mason’s terminates his employment voluntarily after March 31, 2010, Mr. Mason will have until the latest date that each stock option or stock appreciation right would otherwise expire by its original terms had Mr. Mason’s employment not terminated (but in no event later than 10 years from the original grant date of the stock option or stock appreciation right) to exercise any outstanding stock options or stock appreciation rights.  The vesting and extension of the exercise period will occur notwithstanding any provision in any Plans or related grant documents which provides for a lesser vesting or shorter period for exercise upon a voluntary termination, notwithstanding anything to the contrary in any Plans or grant documents; provided, however, nothing in the agreement will be construed as or imply that the agreement does or can grant greater rights than are allowed under the terms and conditions of the Plans.

See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation - Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon termination of employment.

Change of Control

All agreements provide for a “double-trigger” so that a change of control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but it can result in increased payments in the event of termination for good reason or without cause during the change of control period (as that term is defined in the employment agreement).  The multiple applicable to the executive officer’s Base Amount increases as described below for payments triggered following a change of control.  The agreements do not alter any rights the executive officers may have under separate stock-based compensation plans or agreements with the Company, and which generally provide that all stock options immediately vest upon a change of control (as that term is defined under the 2004 LTIP) without reliance on any other triggering event.

See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation - Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon a change of control.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of these executive officers upon their termination or upon a change of control pursuant to the terms of their respective employment agreements and related stock option agreements.  For purposes of this table, we assume that the triggering event took place on December 31, 2008 (the last business day of our 2008 fiscal year) and the price per share of our common stock was $15.33, the closing market price as of that date.  For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock-Based Rights ($)(1)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)(2)	Total ($)(3)
Alan W. Milinazzo	Termination for death, disability, good reason or without cause	$1,125,000	–	$18,234 (6)	$25,000	$1,168,234
	Termination for cause or voluntary termination	–	–	–	–	–
	Termination following change of control(4)	–	–	–	–	–
	Termination for good reason or without cause within a change of control period(5)	$1,500,000	–	$24,312 (7)	$25,000	$1,549,312
Robert S. Vaters	Termination for death, disability, good reason or without cause	$405,616	–	$6,336 (8)	$25,000	$436,952
	Termination for cause or voluntary termination	–	–	–	–	–
	Termination following change of control(4)	–	–	–	–	–
	Termination for good reason or without cause within a change of control period(5)	$608,424	–	$9,504 (6)	$25,000	$642,928
Bradley R. Mason	Termination for death, disability, good reason or without cause	$515,384	$286,500	$8,688 (8)	$25,000	$835,572
	Termination for cause or voluntary termination	–	–	–	–	–
	Termination following change of control(4)	–	$286,500	–	–	$286,500
	Termination for good reason or without cause within a change of control period(5)	$773,076	–	$13,032 (6)	$25,000	$811,108

Michael Simpson	Termination for death, disability, good reason or without cause	$381,763	–	$7,704 (8)	$25,000	$414,467
	Termination for cause or voluntary termination	–	–	–	–	–
	Termination following change of control(4)	–	–	–	–	–
	Termination for good reason or without cause within a change of control period(5)	$572,645	–	$11,556 (6)	$25,000	$609,201
Michael M. Finegan	Termination for death, disability, good reason or without cause	$392,000	$2,700	$12,000 (8)	$25,000	$431,700
	Termination for cause or voluntary termination	–	–	–	–	–
	Termination following change of control(4)	–	$2,700	–	–	$2,700
	Termination for good reason or without cause within a change of control period(5)	$588,000	–	$18,000 (6)	$25,000	$631,000
__________________

(1)
The amount disclosed is the value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 31, 2008, which was $15.33.  This amount is shown as zero for each of Messrs. Milinazzo, Vaters and Simpson because all of their currently unvested stock options have an exercise price above this amount.  As of May 6, 2009, the closing price of our common stock was $19.28.  Based on this price, the amount shown in the first and third row for Mr. Mason would be $296,250, and the amount shown in the first and third row for Mr. Finegan would be $59,250.  (This amount would remain zero for each of Messrs. Milinazzo, Vaters and Simpson if this price were used in the table because all of their unvested options have an exercise price above this amount.)

(2)	Maximum fees and expenses during 24 months following date of termination.
(3)
In addition to this amount, if a dispute arises under or in connection with an agreement the Company will be responsible for its own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute subject to certain exceptions, as discussed below.

(4)
The stock option agreements under the 2004 LTIP provide that the exercisability of outstanding options accelerates upon a change of control.  As noted above, all the employment agreements provide for a “double-trigger” so that a change of control (as that term is defined in the employment agreement) alone does not grant the executive officer severance benefits.  The definition of this event in the executive officer’s stock option agreement is different than that provided in each executive officer’s employment agreement.

(5)
As defined in the employment agreement, a “change of control period” means the 24 month period commencing on the date of a change of control.  This period will instead commence on the date immediately prior to the date of the executive officer’s termination if the termination is prior to the change of control date under certain circumstances set forth in the agreement.  If this event were to occur simultaneously with the change of control, the executive would also receive the benefits described under “Change of Control” in the table above.  If termination occurs following the “Change of Control,” the executive officer will receive these benefits in addition to those described under “Change of Control” above.

(6)	For 18 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).
(7)	For 24 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).
(8)	For 12 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

While Messrs. Adams, Hein and Burckhardt previously entered into employment agreements with the Company, as a result of their departure from the Company, such agreements have terminated. As such, while they previously would have been entitled to rights similar to those described above for Messrs. Milinazzo, Vaters, Mason, Simpson and Finegan, they are now not entitled to any of such rights.

DIRECTOR COMPENSATION

Directors are traditionally elected each year at the Annual General Meeting of Shareholders, usually held in June.  Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death or resignation.

The Board has adopted a director compensation philosophy providing for a 50th percentile goal for total director compensation.   This philosophy is consistent with the total compensation philosophy applied to the compensation levels of the executive officers.  Non-employee directors receive a mix of cash and equity-based compensation as consideration for serving on the Board.  Current Board compensation levels were determined by the Board based upon consideration of Towers Perrin’s 2008 compensation analysis, which included a competitive market analysis to determine competitive compensation levels for our directors. Towers Perrin’s analysis concluded that the Board’s cash fees were in line with its philosophy, but that our equity-based compensation for directors was below our peer group as compared to our preferred percentile goals.

Upon election or appointment to the Board, each Board member is currently entitled to an annual fee of $55,000 for his services, pro-rated for any partial year of service.  Chairmen of Committees are entitled to additional compensation ranging from $5,000 to $10,000 for serving in those capacities, and the Chairman of the Board receives an annual fee of $200,000 in his role as chairman.  We do not pay any other meeting fees.  Each director may elect at the time of election to the Board or at a subsequent increase in fees to have their director fee paid either in U.S. Dollars or in the director’s local currency.  If a director does not elect to have his director fee paid in his local currency, the Company will pay the director fee in U.S. Dollars.

Directors also receive grants of stock options under the 2004 LTIP.  These grants include (i) a grant of 30,000 options, granted on the date of such director’s first election to the Board, with such options generally vesting in one-fifth increments over a 5-year period (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control), and (ii) a grant of 5,000 options, granted on the date of any re-election or re-appointment to the Board, with such options generally vesting in one-third increments on the anniversary of each grant (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control).  Directors are also eligible to participate in our SPP.

The following table provides information regarding director compensation during the fiscal year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(d)	(g)	(h)
James F. Gero – Chairman(5)	200,000	164,141	17,578 (6)	381,719
Jerry C. Benjamin	65,000(7)	114,895	–	179,895
Charles W. Federico(8)	55,000	31,742	59,361(9)	146,103
Peter J. Hewett	55,000	31,742	149,626 (10)	236,368
Dr. Guy J. Jordan	60,000(11)	123,092	–	183,092
Thomas J. Kester	65,000(12)	114,895	–	179,895
Maria Sainz	41,250(13)	64,383	–	105,633
Dr. Walter P. von Wartburg	77,962(14)	114,895	–	192,857
Kenneth R. Weisshaar	55,000	123,092	–	178,092
______________

(1)
Mr. Milinazzo was a director and executive officer during 2008.  As such, information about him and his compensation figures are only listed in the Summary Compensation Table above and not in this Director Compensation Table.

(2)	Each of our non-employee directors receives an annual fee of $55,000 (or local currency equivalent at the director’s election) for his services (pro-rated for partial years).

(3)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2008 compensation cost recognized for stock option awards for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.  The assumptions used in the calculation of values of stock option awards are set forth under the section entitled “Share-based Compensation” in “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for 2008, filed with the SEC on March 12, 2009.  Our directors’ outstanding option awards as of December 31, 2008 are as follows: Mr. Gero – 66,000; Mr. Benjamin – 44,000; Mr. Federico – 8,000; Mr. Hewett – 8,000; Dr. Jordan – 38,000; Mr. Kester – 38,000; Ms. Sainz – 30,000, Dr. von Wartburg – 44,000; and Mr. Weisshaar – 38,000.

(4)	Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the director.
(5)	Mr. Gero was a director and executive officer during 2008.
(6)
This amount includes $7,500 for 401k matching, $9,415 for health insurance, $300 for long-term disability insurance, and $264 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(7)	Mr. Benjamin received an additional $10,000 for his services as Chairman of the Audit Committee.
(8)
In 2005, we entered into an employment agreement with Mr. Federico while he was serving as our President and Chief Executive Officer.  While Mr. Federico ceased serving as an employee of the Company in 2006, he remains a director of the Company.  Under the applicable and continuing provisions of his employment agreement, from April 15, 2007 until December 31, 2010, he provides consulting services to the Company.  We pay Mr. Federico (i) $55,000 per year so long as he remains a director of the Company and (ii) $110,000 per year during such time as he provides consulting services, but is not a director.  In addition, Mr. Federico and his dependents are entitled to group health benefits (or the financial equivalent thereof) during the consulting period.  He is also provided with secretarial support in order to assist him in the performance of his consulting duties.  Mr. Federico and his dependents will continue to receive employee welfare benefits (or the financial equivalent thereof) during his consulting period.

(9)	This amount includes $9,361 paid by, or on behalf of, the Company with respect to health insurance.
(10)
This amount represents consulting and advisory fees paid pursuant to an arrangement with Mr. Hewett.  Under this arrangement, Mr. Hewett receives fees for consulting and advisory services provided by him at such times and on such special projects as requested by the Board from time to time.  He receives a fee of $1,500 per day for each day of requested services and reports directly to the Board.  The Company pays such fees and reimburses his travel and related expenses in connection with such services.

(11)	Dr. Jordan received an additional $5,000 for his services as Chairman of the Nominating and Governance Committee.
(12)	Mr. Kester received an additional $10,000 for his services as Chairman of the Compensation Committee.
(13)	Ms. Sainz was elected to the Board of Directors on June 19, 2008. Amount reflects a pro-rated fee for Ms. Sainz’s services in 2008.
(14)
In April 2007, it was decided to compensate Dr. von Wartburg in his role as chairman of an ad hoc group of Board members that assist the Board and senior management in reviewing selected communications to external audiences.

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan is the 2004 LTIP.  Some named executive officers continue to hold outstanding awards under our previous Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants, although we no longer grant awards under these plans.  All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our SPP.  Each of the 2004 LTIP, the Staff Share Option Plan and the SPP has been approved by our shareholders.  The Performance Accelerated Stock Option Inducement Grants were not required to be approved by our shareholders.  For more information on our equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2008.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a) (1)	Weighted-Average Exercise Price of Outstanding Options and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	3,022,641(2)	35.11	349,618(3)

Equity Compensation Plans Not Approved by Security Holders	200,000(4)	38.00	-

Total	3,222,641	35.30	349,618
 _______________

(1)
This column includes stock options and restricted stock.  The weighted-average exercise price in column (b) only relates to the exercise price of stock options because the restricted stock has no exercise price.

(2)
Options were granted pursuant to the following plans:  the Staff Share Option Plan and the 2004 LTIP.  As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan.

(3)	Included are 20,312 registered shares available for issuance pursuant to the SPP and 329,306 shares remaining available for grant under the 2004 LTIP.
(4)
On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc.  These option grants were not approved by shareholders, and were granted in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Previous Equity Compensation Plans – Performance Accelerated Stock Option Inducement Agreements or PASOs” for more information on these grants.

PROPOSAL 1:  ELECTION OF DIRECTORS

The current term of office for all of our current ten directors expires at this Annual General Meeting.  The Company’s articles of association provide that the number of directors shall be determined by the Board.

The current terms of Messrs. Gero, Hewett, Benjamin, Federico, Kester, Milinazzo and Weisshaar, Ms. Sainz, Dr. Jordan, and Dr. von Wartburg will expire at the Annual General Meeting.  Mr. Hewett has informed the Board that he will retire from the Board effective at the Annual General Meeting, and will therefore not stand for re-election at the Annual General Meeting.  The Board has resolved to decrease the size of the Board from ten directors to nine directors effective at the Annual General Meeting.  As a result, there will be nine directors elected by shareholders at the Annual General Meeting.  The Board has nominated each of Messrs. Gero, Benjamin, Federico, Kester, Milinazzo and Weisshaar, Ms. Sainz, Dr. Jordan, and Dr. von Wartburg to stand for re-election at the Annual General Meeting.

If elected, all of these directors will hold office until the 2010 annual general meeting of shareholders and/or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next Annual General Meeting.

Directors Standing for Election

James F. Gero	Chairman of the Board of Directors

Mr. Gero, 64, became Chairman of Orthofix International N.V. on December 2, 2004 and has been a Director of Orthofix International N.V. since 1998. Mr. Gero became a Director of AME Inc. in 1990.  He is a Director of Intrusion, Inc., and Drew Industries, Inc. and is a private investor.

Jerry C. Benjamin	Vice Chairman of the Board of Directors

Mr. Benjamin, 68, was appointed Vice Chairman of the Board of Directors in March 2009 and has been a non-executive Director of Orthofix International N.V. since March 1992.  He has been a General Partner of Advent Venture Partners, a venture capital management firm in London, since 1985.  Mr. Benjamin is a director of Micromet, Inc., IVAX Diagnostics, Inc. and a number of private health care companies.

Charles W. Federico	Director

Mr. Federico, 60, has been a Director of Orthofix International N.V. since October 1996, President and Chief Executive Officer of Orthofix International N.V. from January 1, 2001 until April 1, 2006 and President of Orthofix Inc. from October 1996 to January 1, 2001.   From 1985 to 1996 Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.).  From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager.  Previously, he held management and marketing positions with General Foods Corporation, Puritan Bennett Corporation and LSE Corporation.  Mr. Federico is a director of SRI/Surgical Express, Inc., BioMimetic Therapeutics, Inc., MAKO Surgical Corp and Power Medical Interventions, Inc.

Dr. Guy J. Jordan, Ph.D.	Director

Dr. Jordan, 60, became a non-executive Director of Orthofix International N.V. in December 2004.  Most recently, from 1996 to 2002, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard’s global oncology business and functional responsibility for all of Bard’s research and development.  Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University.  He also currently serves on the boards of private health care companies EndoGastric Solutions, Inc., VasoNova, Inc., and Catheter Connections, Inc.

Thomas J. Kester, CPA	Director

Mr. Kester, 62, became a non-executive Director of Orthofix International N.V. in August 2004.  Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002.  While at KPMG, he served as the lead audit engagement partner for both public and private companies.  During his tenure at KPMG, he served four years on KPMG’s National Continuous Improvement Committee, as well as time as a firm instructor.  At the time of his retirement, he was the managing partner of the firm’s South Carolina practice.  Mr. Kester earned a Bachelor of Science in mechanical engineering from Cornell University and an MBA from Harvard University.

Alan W. Milinazzo	Director, President and Chief Executive Officer

Mr. Milinazzo, 49, joined Orthofix International N.V. in 2005 as Chief Operating Officer and succeeded to the position of Chief Executive Officer effective as of April 1, 2006.  He has also served as a director since December 2006.  From 2002 to 2005, Mr. Milinazzo was Vice President of Medtronic, Inc.’s Vascular business as well as Vice President and General Manager of Medtronic’s Coronary and Peripheral businesses.  Prior to his time with Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe.  Mr. Milinazzo brings more than two and a half decades of experience in the management and marketing of medical device businesses, including positions with Aspect Medical Systems and American Hospital Supply.  He earned a bachelor’s degree, cum laude, at Boston College in 1981.

Maria Sainz	Director

Ms. Sainz, 43, became a non-executive Director of Orthofix International N.V. in June 2008. In April 2008, she became President and Chief Executive Officer of Concentric Medical, Inc., a company developing and commercializing devices to perform mechanical clot removal post-stroke. From 2003 to 2006, she was the President of the Cardiac Surgery division of Guidant Corporation.  After Boston Scientific acquired Guidant, Ms. Sainz led the integration process for both the Cardiac Surgery and European Cardiac Rhythm Management business of Guidant into Boston Scientific.  Between 2001 and 2003, Ms. Sainz was the Vice President of Global Marketing — Vascular Intervention of Guidant.  Ms. Sainz earned a Bachelor and Masters of Arts from the Universidad Complutense de Madrid and a Masters Degree in International Management from American Graduate School of International Management.

Dr. Walter P. von Wartburg	Director

Dr. von Wartburg, 69, became a non-executive Director of Orthofix International N.V. in June 2004.  He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law.  He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years.  Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland.

Kenneth R. Weisshaar	Director

Mr. Weisshaar, 59, became a non-executive Director of Orthofix International N.V. in December 2004.  From 2000 to 2002, Mr. Weisshaar served as Chief Operating Officer and strategy advisor for Sensatex, Inc.  Prior to that, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning.  Mr. Weisshaar earned a Bachelor of Science degree from Massachusetts Institute of Technology and an MBA from Harvard University.

The Board of Directors unanimously recommends that you vote “FOR”
the election of the foregoing nominees for director.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

The 2004 LTIP was originally approved by our shareholders on June 29, 2004.  The plan was subsequently amended and restated on November 5, 2004 and again on June 20, 2007.  The Board adopted amendment number one to the amended and restated plan on April 16, 2008, and our shareholders approved this amendment on June 19, 2008.  The Board subsequently approved a further amendment and restatement of the plan on June 3, 2009 to, among other things, increase the number of shares that may be granted as awards under the plan from 3,100,000 to 3,750,000.

The revisions to the plan effected by the further amendment and restatement are described below.   The Board unanimously recommends that you approve the further amendment and restatement of the plan.  If our shareholders do not approve the further amendment and restatement to the plan, all of the changes described below will, nonetheless, take effect, other than the increase in the shares that may be granted as awards under the plan and the extension of the term of the plan.

We propose to adopt the further amendment and restatement of the 2004 LTIP to:

(i)
increase the number of shares subject to awards under the plan from 3,100,000 to 3,750,000 (which will be aggregated with certain shares available under the Staff Share Option Plan as described below) to ensure that we have a sufficient number of shares of our common stock available for equity-based awards;

(ii)	extend the expiration of the term of the plan to June 30, 2019, ten years after the date our shareholders approve the amended and restated version of the Plan; and
(iii)	provide for certain administrative and other changes.

We believe that the ability to make competitive equity-based awards is an essential part of our compensation program.  Additional shares must be reserved for issuance under the 2004 LTIP to allow for future grants.

Description of the 2004 LTIP

The following is a brief summary of the material features of the 2004 LTIP and its operation, as we are proposing to further amend and restate it.  A copy of the 2004 LTIP, as proposed to be further amended and restated, is attached as Appendix A to this proxy statement.  The description below is qualified in its entirety by the detailed provisions of the 2004 LTIP, which are set forth in Appendix A.

The increase in the number of shares of common stock available for issuance under the plan and the extension of the term of the plan will be effective upon an affirmative vote of a majority of the votes cast on this proposal at the Annual General Meeting.  If the further amendment and restatement is not approved, the 2004 LTIP in its amended and restated form, other than the increase in the number of shares of common stock available for issuance under the plan and the extension of the term of the plan, will be effective.

The description below reflects the plan, assuming the shareholders approve the further amendment and restatement.

On April 30, 2009 there were 2,746,881 awards outstanding under the plan, consisting of 2,634,646 stock options and 112,235 shares of restricted stock.  Of the stock options outstanding as of such date, 1,184,428 were exercisable. 297,373 stock option awards under the plan have been previously exercised and 360,492 remain available for issuance.  The closing price of our common stock as of May 6, 2009 was $19.28.

Purposes and Eligibility

The purposes of the 2004 LTIP are to provide an incentive to certain officers, employees, directors and consultants of the Company and its subsidiaries to increase their ownership interest in the Company in order to align their interests with the shareholders, to more closely tie executive compensation to Company performance and to create long-term performance and service incentives for executive officers and other key employees.  As of April 30, 2009, we estimate that approximately nine directors,  five executives and 1,413 full-time employees of the Company are eligible to receive awards under the 2004 LTIP.  Currently, there are approximately 263 participants in the 2004 LTIP.

Number of Shares of Common Stock Subject to the 2004 LTIP

The maximum number of shares of our common stock that may be issued pursuant to awards under the 2004 LTIP, subject to the anti-dilution provisions, will be the aggregate of (1) 3,750,000 shares, (2) the number of shares of our common stock previously authorized and available for future awards under our Staff Share Option Plan as of the date the 2004 LTIP was originally approved by our shareholders, and (3) any shares corresponding to an award, or portion thereof, under our Staff Share Option Plan that have been forfeited or expire for any reason without having been exercised or settled since the date the 2004 LTIP was originally approved by our shareholders.  Shares issued upon exercise of awards may be either authorized and unissued shares or shares held by the Company in its treasury.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long Term Equity-Based Incentives.”

Special Limits on Stock Options, Restricted Stock, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards

The maximum number of shares of common stock that, in the aggregate, may be subject to restricted share units, performance share units, restricted stock and other awards under the 2004 LTIP is 100,000 shares. The maximum number of shares of common stock subject to stock options and stock appreciation rights that may be awarded to any participant in any calendar year is limited to 200,000 shares (with a carryover of any unused portion to future years).  In addition, the number of shares of common stock subject to restricted share units, performance share units, restricted stock, or other awards that may be awarded to any participant in any calendar year is limited to 200,000 shares (with a carryover of any unused portion to future years), subject to the provisions outlined above limiting the number of shares of restricted stock that may be issued.  These maximum individual limits are required to satisfy requirements under Section 162(m) of the Internal Revenue Code.

Administration

The Committee administers the 2004 LTIP and, among other powers, it selects participants from among eligible individuals, determines the number of shares of our common stock that will be subject to each award or the cash amount payable in connection with an award, and determines the terms and conditions of awards subject to the limitations detailed below.  The Committee may from time to time delegate some or all of its authority to one or more of its members or the Chief Executive Officer and Chief Financial Officer, subject to certain limitations.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Current Equity Compensation Plans – 2004 Long-Term Incentive Plan.”

The Committee has the discretion to electronically deliver or make award documents, give notice and other elections under the 2004 LTIP and to deliver or otherwise evidence shares under the 2004 LTIP through book entry or other electronic format without the need to deliver an actual share certificate.  Actual share certificates will be delivered if requested by the participant.

Awards under the 2004 LTIP

Generally

The 2004 LTIP authorizes the following types of awards:

•	stock options;
•	stock appreciation rights;
•	restricted stock;
•	restricted share units;
•	performance share units; and
•	other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purposes of the 2004 LTIP and the interests of the Company.

The Committee determines vesting (subject to the below), exercisability, payment and other restrictions that apply to an award.

All awards under the 2004 LTIP are subject to certain minimum vesting requirements.  Awards (other than options and stock appreciation rights) that are not intended to be performance-based compensation shall vest, or the restrictions shall lapse, as the case may be, at a rate of 33 1/3% per year on each of the first three anniversaries of the date of grant.  Awards (other than options and stock appreciation rights) that are intended to be performance-based compensation shall vest, or the restrictions shall lapse, as the case may be, no sooner than 12 months following the date of grant.  The Committee retains the discretion to accelerate the vesting or lapse of restrictions of an award in the event of a participant’s termination of employment or a change of control of the Company.    See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Current Equity Compensation Plans – 2004 Long-Term Incentive Plan.”

Neither the Committee nor the Board may reduce the exercise or grant price of a stock option or stock appreciation right, cancel or replace any stock option or stock appreciation right with an option or stock appreciation right having a lower exercise or grant price without approval of the shareholders.  The Committee may also not exercise discretion in establishing valuation methodologies for awards under the plan.  The price of all awards is tied to the fair market value of our common stock.  Under the 2004 LTIP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Committee generally has the authority to determine the effect, if any, that a participant’s termination of service or a change of control of the Company will have on an award.  The Committee may determine whether any award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code.  The 2004 LTIP and any award documents shall be interpreted and construed in compliance with Section 409A of the Internal Revenue Code and, to the extent the Committee determines that any award under the 2004 LTIP is subject to Section 409A, the award documents shall contain the terms and provisions necessary to avoid the consequences specified in Section 409A(a)(1).

Stock Options

Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code).  The exercise price of a nonqualified stock option may not be less than 100% of the fair market value per share on the date of grant.  Participants may pay the exercise price of a stock option in any form approved by the Committee at the time of grant.  The Committee establishes a vesting schedule for each stock option at the time of grant, as well as the term of such option, which under the 2004 LTIP cannot exceed 10 years from the date the option was granted.

The 2004 LTIP provides for certain conditions that apply to incentive stock options in accordance with the applicable requirements of Section 422 of the Internal Revenue Code and the regulations thereunder.  For example, the exercise price per share of an incentive stock option may not be less than 100% of the fair market value per share on the date of grant or on the date the exercise price is fixed.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of our common stock for which the stock appreciation right is exercised over the exercise price for such stock appreciation right.  The exercise price of a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant.  At the discretion of the Committee, the Committee may make payments to a participant upon exercise of a stock appreciation right in cash, shares of our common stock or a combination of cash and stock.  No award of a stock appreciation right may extend beyond the tenth anniversary of its date of grant.  The Committee may grant stock appreciation rights alone or together with stock options.

Restricted Stock

The Committee has the authority to grant restricted stock to participants pursuant to the 2004 LTIP.  Restricted stock is common stock of the Company subject to vesting (whether time or performance based) and the participant’s continued service with the Company.  Each grant of restricted stock is subject to the terms, conditions and restrictions established by the Committee and set forth in the applicable award document.  The award document also specifies the conditions regarding the grant, vesting or issuance of restricted stock and the purchase price of the restricted stock (if any).

Restricted Share Units

The Committee has the authority to grant restricted share units to participants pursuant to the 2004 LTIP.  A restricted share unit generally represents the right of the participant to receive one or more shares of our common stock, subject to the terms and conditions established by the Committee, in consideration of the participant’s employment with the Company or any of its subsidiaries.  If and when these terms and conditions are satisfied and any forfeiture provisions lapse, the restricted share units will, at the discretion of the Committee, become shares of our common stock owned by the respective participant or be payable in cash, shares of our common stock or a combination of cash and stock, with a value equal to the fair market value of the shares at the time of payment.

Performance Share Units

The Committee has the authority to grant performance share units to participants pursuant to the 2004 LTIP.  A performance share unit generally entitles a participant to receive, subject to terms and conditions established by the Committee, a target number of shares of our common stock based upon the achievement of performance goals over a performance period.  Performance share units are subject to conditions of vesting and time of payment as the Committee may determine.  At the discretion of the Committee, performance share units will be settled through the delivery of shares of our common stock, cash or a combination of cash and stock, with a value equal to the fair market value of the shares as of the last day of the applicable performance period.

Other Equity Awards

The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purposes of the 2004 LTIP and the interests of the Company.  These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of our common stock, for the acquisition (or future acquisition) of shares of our common stock, or for any combination thereof.

Awards to Non-Employee Directors

Under the 2004 LTIP, each non-employee director is granted an award of options to purchase 30,000 shares of common stock on the date of their first election to the Board.  This award vests, or the restrictions lapse, as applicable, at the rate of 6,000 options per year on each of the first five anniversaries of the date of grant (provided the participant is still a member of the Board on each anniversary).  Non-employee directors also receive an annual award of options to purchase 5,000 shares of common stock on the date of each director’s re-election or re-appointment to the Board.  This award vests, or the restrictions lapse, as applicable, at the rate of 33 1/3% per year on each of the first three anniversaries of the date of grant (provided the participant is still a member of the Board on each anniversary).  The Committee may determine what form of award to grant to the non-employee director.  We retain the ability to grant additional awards to non-employee directors , including in their capacities as consultants or executive officers of the Company or any of its subsidiaries.

Amendment and Termination of 2004 LTIP

The Board may amend, suspend or terminate the 2004 LTIP at any time.  However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan.  Also, the Board may not amend, suspend or terminate the 2004 LTIP without a participant’s consent if it would adversely affect the participant’s rights to previously-granted awards, unless the Board determines that amendments to the plan or previously-granted award documents are necessary or appropriate to exempt awards from or conform the 2004 LTIP to the requirements of Section 409A of the Internal Revenue Code, in which case the Board may adopt such amendments to the plan or applicable award documents, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2004 LTIP are summarized below.  The information set forth below is a summary only and does not purport to be complete.  The information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award.  The 2004 LTIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

The grant of a nonqualified stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect.  The participant will not recognize any taxable income and we will not receive a tax deduction.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price.  If the optionee is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).  Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options

When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise (the “holding period”), then any gain or loss will be treated as long-term capital gain or loss.  If, however, the shares are disposed of during the holding period, the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price.  Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain.  We will only receive a tax deduction if the shares are disposed of during the holding period.  The deduction will be equal to the amount of taxable income the participant recognizes.

Restricted Stock

Generally, a participant who receives a restricted stock award will not recognize taxable income at the time the award is received.  A participant may, however, file an election with the Internal Revenue Service (a “Section 83(b) election”) within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock. If a participant does not file a valid Section 83(b) election with respect to the grant of restricted stock, the participant generally will recognize taxable income at the time the restricted stock becomes vested equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on restricted stock that has not vested.

Stock Appreciation Rights

Where stock appreciation rights are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the stock appreciation right equal to the fair market value of the stock or cash received upon such exercise.  If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock Units and Performance Share Units

Generally, the participant who receives a restricted stock unit or a performance share unit structured to comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), or qualifies for an exception thereto, will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant.

If the participant receives shares of our stock in settlement of a restricted stock unit or a performance share unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A

Section 409A applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the 2004 LTIP.  Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award as well as the imposition of an additional 20% tax and interest on any underpayment of tax.  In general, Section 409A should not apply to incentive stock options, nonqualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).  Section 409A may apply to restricted stock units and performance share units.

Section 162(m)

As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers.  To qualify, options and other awards must be granted by a Committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any calendar year.  In addition, for awards other than options and stock appreciation rights (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a Committee consisting solely of two or more “outside directors.”

New Plan Benefits under the 2004 LTIP

On June 2, 2009, the Committee granted, and on June 3, 2009 the Board ratified, the following awards under the 2004 LTIP that are subject to the approval of this proposal by our shareholders at the Annual General Meeting. With the exception of these awards, we cannot determine the benefits or amounts that will be received or allocated in the future under the 2004 LTIP, as proposed to be amended and restated in this proposal. Future awards under the plan to non-employee directors are contingent upon continuing service on the Board or appointment and/or re-election to the Board.  Future awards under the 2004 LTIP to all other participants will be determined by the Committee in its sole discretion and will depend on individual and corporate performance and other factors considered by the Committee.  If this proposal is not approved by shareholders, the Committee and Board expect to meet following the Annual General Meeting to grant awards within the currently remaining capacity under the 2004 LTIP.

Name and Position	Dollar Value (1)	Number of Contingent Stock Options Granted under 2004 LTIP
Alan W. Milinazzo President and Chief Executive Officer (Principal Executive Officer)	-	90,000
Robert S. Vaters Executive Vice President and Chief Financial Officer (Principal Financial Officer)	-	75,000
Bradley R. Mason Group President, North America and President, Blackstone Medical, Inc.	-	75,000
Michael M. Finegan Vice President, Corporate Development, and President, Biologics	-	50,000
Michael Simpson President, Orthopedics North America	-	35,000
All Executive Officers as a Group	-	420,000
All Non-Executive Directors as a Group	-	40,000
All Non-Executive Officer Employees as a Group	-	180,000
___________________________

(1)	Dollar value is not determinable because exercise price of the stock options will be the closing price of our common stock on June 30, 2009.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the further Amendment and Restatement of
the Amended and Restated 2004 Long-Term Incentive Plan.

PROPOSAL 3: APPROVAL OF AMENDMENT NO. 1 TO THE AMENDED AND
RESTATED STOCK PURCHASE PLAN

The Company’s Amended and Restated Stock Purchase Plan (the “SPP”), which amended and restated our prior employee stock purchase plan, was approved by shareholders at last year’s annual general meeting of shareholders on June 19, 2008.

On May 19, 2009, the Board adopted Amendment No. 1 to the SPP, subject to shareholder approval (the “SPP Amendment”).  The SPP Amendment increases the number of shares subject to awards under the plan from 950,000 to 1,850,000.  The SPP Amendment does not provide for any other changes to the SPP.

The SPP Amendment will become effective upon approval by the Company’s shareholders.  If the SPP Amendment is not approved by the Company’s shareholders, the SPP will continue in its current form, but the Company may no longer have sufficient shares to continue offering shares under the plan.

Because participation in the SPP is subject to the discretion of each eligible employee or director and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the SPP is approved are not currently determinable.

Description of the SPP

The following is a brief summary of the material features of the SPP and its operation.  A copy of the SPP Amendment, together with the current text of the SPP, is attached as Appendix B to this proxy statement.  The description below is qualified in its entirety by the detailed provisions of the SPP, which are set forth in Appendix B.

Sponsor

Orthofix International N.V. is the sponsor of the SPP.

Purposes and Eligibility

The purpose of the SPP is to encourage eligible employees and non-employee directors of the Company to become owners of common stock of the Company, thereby giving them a greater interest in the growth and success of its business.  As of April 30, 2009, we estimate that approximately nine directors, five executives and 1,143 full-time employees of the Company are eligible to purchase shares under the SPP.  Currently, there are approximately 444 participants in the SPP.

Number of Shares of Common Stock Subject to the SPP

The maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, is currently 950,000 shares.  If the SPP Amendment is approved by shareholders, the maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, will increase to 1,850,000 shares.  As of April 30, 2009, 429,688 shares had been issued pursuant to the SPP and 520,312 shares remained available for issuance.  Shares purchasable pursuant to the SPP may be authorized but previously unissued shares or shares of stock held in treasury or purchased in the open market or in privately negotiated transactions.

Participation in the SPP

All eligible employees and non-employee directors may participate in the SPP on the first day of any plan year.  Eligible employees participate by electing to contribute to the SPP through payroll deductions, which generally may not be more than 20% of an employee’s compensation.  Eligible non-employee directors participate by electing to contribute to the SPP through deductions of their director fees and other compensation that are paid in cash.  Eligible participants must elect to participate in the plan prior to the beginning of the plan year.  Participants may withdraw from the SPP by providing notice to the Company’s Compensation Committee before the last day of the plan year.  Upon withdrawal from the SPP, all payroll deductions under the SPP cease immediately, and a participant will receive a refund of his or her contribution, including all accrued interest.  An employee’s participation in the SPP terminates upon his or her termination of employment, and will generally terminate upon his or her leave of absence from active employment only if such employee does not continue to make contributions to the SPP during such leave of absence. A non-employee director’s participation in the SPP terminates upon his or her ceasing to be a member of the Board.

Participants in Non-US Jurisdictions

With respect to participants that are subject to the tax laws of a jurisdiction outside of the US, the SPP allows the Compensation Committee to adopt such modifications and procedures as it deems necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such participants.  Further, the Compensation Committee may adopt sub-plans applicable to separate classes of eligible employees and non-employee directors who are subject to the laws of jurisdictions outside of the U.S.

Distribution of Common Stock

The SPP provides that as soon as practicable following the last day of the plan year (but in any event, no more than two and one-half months thereafter), the Compensation Committee will distribute to each person who was a participant during the plan year a certificate or certificates representing the number of whole shares of Company common stock determined by dividing (i) the amount of the participant’s contributions for the plan year plus accrued interest, by (ii) 85% of the lower of the fair market value of the Company common stock on the first and last day of the plan year.

Under the SPP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Compensation Committee may, in its discretion, require a participant to pay, prior to the distribution of Company stock, the amount the Compensation Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes that the participant incurs as a result of his or her participation in the SPP.  The participant may deliver sufficient shares of Company stock, cash or irrevocably elect for the participating employer to withhold from the shares of stock to be distributed a sufficient number of shares of stock.  The SPP permits the Company or its subsidiary to deduct from all cash payments made to a participant any applicable required taxes to be withheld with respect to such payments.

Administration of the SPP

The Committee oversees and administers the SPP.  The Committee has power to determine the amount of benefits payable to participants and construe and interpret the plan whenever necessary to carry out the SPP’s intention and purpose.  The Committee is authorized to administer the plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.   The Committee is also generally able to designate one or more of its members or the Chief Executive Officer or Chief Financial Officer of the Company to carry out the Committee’s responsibilities under such conditions and limitations as the Committee may determine.   The SPP provides indemnity (except in the case of fraud, willful misconduct or failure to act in good faith) to members of the Board, the Committee, the Chief Executive Officer, the Chief Financial Officer and other officers or employees to whom duties or responsibilities are delegated in connection with the operation, administration or interpretation of the SPP.  Any authority or responsibility that may be exercised by the Committee is also exercisable by the Board.  The Board or the Committee is able to extend or terminate the benefits of the SPP to any subsidiary of the Company at any time without the approval of the Company’s shareholders.

Amendment and Termination of SPP

The Board may amend or terminate the SPP at any time.  Upon the termination of the SPP, each participant will receive a refund of his or her contributions for the plan year plus accrued interest.  However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan (as it is proposing to do now).  Also, the Board may not amend or terminate the SPP if it would decrease the participant’s accrued benefits as of the effective date of such action, unless the Board determines that amendments to the plan are necessary or appropriate to exempt issuances from or conform the SPP to the requirements of Section 409A of the Internal Revenue Code, in which case the Board may adopt such amendments to the plan, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences to U.S. employees with respect to Company common stock issued under the SPP.  This discussion applies to employees and directors who are citizens or residents of the U.S. and U.S. taxpayers. The information set forth below is a summary only and does not purport to be complete.  The information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the SPP.  The SPP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

All amounts contributed to the SPP are deducted from each participant’s taxable compensation on an after-tax basis.  Participants will recognize taxable income on the interest they earn on their contributions to the SPP in the taxable year in which the interest accrues.  When shares of Company common stock are distributed to participants at the end of the plan year, participants will also recognize taxable income on the difference between the fair market value of the Company common stock on that date and the purchase price participants pay for the shares.  If participants sell shares of Company common stock that they received under the SPP, any gain or loss will be taxed as a capital gain or loss.  Subject to the applicable provisions of the Internal Revenue Code and applicable regulations, the participant’s employer will generally be entitled to a federal income tax deduction in an amount equal to the taxable income that each participant recognizes.  Each participant’s employer will be entitled to this deduction for the taxable year that includes the last day of the taxable year for which a participant recognizes taxable income.

For U.S. income tax purposes, the gross amount of dividends paid to participants who hold shares of Company common stock will be treated as gross dividend income to such holders in the year in which such dividend is received to the extent paid or deemed paid out of the Company’s current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

Section 409A

Section 409A of the Internal Revenue Code applies to compensation plans providing deferred compensation to employees and directors, and potentially could apply to the SPP.  Failure to comply with Section 409A, with respect to compensation deferred under the SPP, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as well as the imposition of an additional 20% tax and interest on any underpayment of tax.  In general, Section 409A should not apply to the SPP (provided there is no deferral of income beyond the date that is two and one half months after the end of the plan year).

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve
Amendment No. 1 to the Amended and Restated Stock Purchase Plan.

PROPOSAL 4: APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF EXECUTIVE INCENTIVE COMPENSATION

The shareholders are asked to consider and vote upon a proposal to approve the material terms for the payment of incentive compensation to the Company’s most highly compensated executive officers under the Company’s currently existing annual incentive program.  If the shareholders approve this proposal, the compensation paid pursuant to such material terms, which have been in effect for several years, will become fully deductible by the Company under Section 162(m) of the Code, which it is not currently.

Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its “covered employees” within the meaning of Section 162(m) of the Code (currently consisting of the chief executive officer and three other most highly compensated officers).  However, under the Code there is no limitation on the deductibility of “qualified performance-based compensation.”  Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain.  Performance goals may be based on one or more business criteria that apply to an individual, a business unit, a subsidiary of the Company or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected.  The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained.  Shareholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

Payment of an annual incentive to a covered employee will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for a covered employee for each performance period, which is generally the Company’s taxable year.  Performance goals will be based on one or more of the following business criteria (each as defined by the Company): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) stock price; (4) net income; (5) pre-tax income; (6) pre-tax operating income; (7) operating income; (8) pretax earnings; (9) earnings before interest expense, taxes, depreciation and amortization; (10) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (11) operating margin; (12) earnings per share; (13) diluted earnings per share; (14) earnings per share growth; (15) return on equity; (16) return on capital; (17) return on investment; (18) return on assets; (19) operating earnings; (20) working capital; (21) ratio of debt to stockholders’ equity; (22) sales; (23) revenue; (24) net revenue; (25) operating revenue; and (26) cash flow.

The Compensation Committee may provide, in a manner that meets the requirements of Section 162(m) of the Code that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

The maximum amount that may be earned as an annual incentive award or other cash award in any calendar year by any one covered employee shall be $1,500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one covered employee shall be $3,000,000.  The maximum number of Common Shares of the Company, par value $.10 per share (the “Common Shares”), that may be made subject to any award of restricted share units, performance share units, restricted stock or other equity awards (other than stock options and stock appreciation rights) to a covered employee in any calendar year shall be 200,000, plus any Common Shares that were available pursuant to this provision in any prior calendar year but which were not covered by such awards  The maximum number of Common Shares that may be made subject to any award of stock options or stock appreciation rights to a covered employee in any calendar year shall be 200,000, plus any Common Shares that were available pursuant to this provision in any prior calendar year but which were not covered by such awards.

It is the Compensation Committee’s policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives in attracting, motivating and retaining its executives.  The Compensation Committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the foregoing performance goals.  Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m) of the Code.

The Company expects that payment of incentive compensation for fiscal 2009 to one or more covered employees will be subject to attainment of one or more of the performance goals described above.  The annual incentive compensation that would have been payable in the last fiscal year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on the Company’s performance for the applicable performance period, and the actual annual incentive compensation to a covered executive officer may reflect exercise of the Compensation Committee’s discretion to reduce the annual incentive compensation otherwise payable upon attainment of the performance goal.

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the foregoing material terms for payment of executive incentive compensation.

PROPOSAL 5: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008

Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2008.

Pursuant to Article 116 of Book 2 Civil Code of the Netherlands Antilles, the Board is required to draw up the Company’s balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting of Shareholders for approval.

A copy of the Company’s balance sheet and income statement at and for the year ended December 31, 2008 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.  If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2008.

PROPOSAL 6:  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

We are asking you to ratify the Board’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2009.  The Audit Committee recommended the selection of Ernst & Young LLP to the Board.  Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

We do not anticipate that representatives of Ernst & Young LLP will be at the Annual General Meeting.  The work performed by Ernst & Young LLP during 2008 and 2007 and the related fees are set forth below.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for 2009.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2008 and December 31, 2007:

	2008	2007
Audit Fees	$2,605,000	$3,107,000
Audit-Related Fees	$121,000	$316,000
Tax Fees	$1,438,000	$1,061,000
All Other Fees	$7,000	$7,000
Total	$4,171,000	$4,484,000

Audit Fees

Audit fees in 2008 and 2007 consisted of the aggregate fees, including expenses, billed in connection with the audit of our annual financial statements, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm and fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees in 2008 and 2007 consists of the aggregate fees billed for assurance and related services and are not reported under “Audit Fees.”  These fees included fees billed for acquisition-related due diligence services, employee benefit plan audits and accounting consultations.

Tax Fees

Tax fees in 2008 and 2007 consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These fees included fees billed for federal and state tax review and consulting services, tax audit services and other tax consulting services.

All Other Fees

All Other Fees consist of aggregate fees billed for products and services other than the services reported above.  For fiscal years 2008 and 2007, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP.  Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision.  Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement.  In 2008, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

In making its recommendation to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix’s accounting functions, internal controls and risk management.  The Audit Committee recommends the selection of the independent registered public accounting firm to the Board.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held 13 meetings during fiscal 2008.  The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, internal audit and Orthofix’s independent registered public accounting firm, Ernst & Young LLP.  The Committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting.  We discussed with Ernst & Young LLP the overall scope and plans for their audit.  We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and Ernst & Young LLP.  We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP, matters required to be discussed with audit committees, including, among other things, matters related to the conduct of the audit of Orthofix’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix.  When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.  The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  We also recommended the selection of Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2009 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2009.

The Audit Committee

Jerry C. Benjamin, Chairman
Thomas J. Kester
Kenneth R. Weisshaar

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2010 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before February 4, 2010.  Please address your proposals to:  Raymond C. Kolls, Senior Vice President, General Counsel and Corporate Secretary, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2010 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by April 25, 2010 of its intent to present a proposal at the 2010 Annual General Meeting of Shareholders.

Appendix A

A copy of Orthofix’s Amended and Restated 2004 Long-Term Incentive Plan, as it is proposed to be further amended and restated, is set foth below. Language added is double underlined, and language deleteted appears stricken.

ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

1.	Purposes of the Plan

The purposes of the Plan are to provide an incentive to certain officers, employees, directors and consultants of the Company and its Subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

2.	Definitions and Rules of Construction

(a)            Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Shares” means the Common Shares of the Company, par value $0.10 per share, or such other class of shares or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Orthofix International N.V. or any successor to substantially all of its business.

“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of a Common Share under this Plan or any Award Document, the value of a Common Share on such date of determination, calculated as follows:

(a)
If the Common Shares are then listed or admitted to trading on a ~~Nasdaq market system or a~~ stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such ~~Nasdaq market system or~~ principal stock exchange on which the Common Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Share on such ~~Nasdaq market system or such~~ exchange on the next preceding day on which a closing sale price is reported;

(b)
If the Common Shares are not then listed or admitted to trading on a ~~Nasdaq market system or a~~ stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Share in the over-the-counter market on such date; or

(c)
If neither (a) nor (b) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant (or similar phrase).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of Common Shares (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant’s continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets established by the Committee and set forth in the applicable Award Document.

“Permitted Transferees” has the meaning set forth in Section 12(a) of the Plan.

“Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan, as further amended and restated and as described herein.

“Plan Limit” has the meaning set forth in Section 5(a)(iii) of the Plan.

“Prior Plan” means the Orthofix International N.V. Staff Share Option Plan.

“Restricted Share Unit” means a right to receive a Common Share (or cash, if applicable) in the future, subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8(a) of the Plan.

“Restricted Stock” means Common Shares, subject to vesting (whether time or performance based) and the Participant’s continued employment with, or service to, the Company, granted pursuant to Section 8(b) of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.  For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of Common Shares established by the Committee and set forth in the applicable Award Document.

(b)           Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

(a)           Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)	select the Participants from the Eligible Individuals;

(ii)	grant Awards in accordance with the Plan;

(iii)	determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

(iv)
determine the terms and conditions of each Award, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, Target Numbers, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a change in control of the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

(v)	specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vi)	construe and interpret any Award Document delivered under the Plan;

(vii)	prescribe, amend and rescind rules and procedures relating to the Plan;

(viii)	employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(ix)	vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(x)	make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)           Prohibition on Repricing.  The Committee and/or the Board may neither (a) amend any Option or Stock Appreciation Right to reduce its initial exercise or grant price, nor (b) cancel or replace any Option or Stock Appreciation Right with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the shareholders of the Company.

(c)           Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)           Determinations of Committee Final and Binding.  All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e)           Delegation of Authority.  The Committee may designate one or more of its members or the Chief Executive Officer and Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Common Shares subject to an Award) granted to Eligible Individuals (i) who are officers or directors for purposes of Section 16(b) of the Exchange Act or (ii) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code.

(f)            Liability of Committee.  No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(g)           Action by the Board.  Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

(a)           Eligible Individuals.  Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under this Plan, references to “employment,” “employed,” etc. include Participants who are consultants of the Company or its Subsidiaries.

(b)           Grants to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant.  The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Shares Subject to the Plan

(a)           Plan Limit.  The maximum number of shares of Common Shares that may be awarded for all purposes under the Plan shall be the aggregate of:

(i)	~~3,100,00~~3,750,000 shares;

(ii)	the number of shares available for future awards under the Prior Plan as of the Effective Date of original shareholder approval on June 29, 2004; and

(iii)
any shares corresponding to an award, or portion thereof, under the Prior Plan that is forfeited or expires for any reason without having been exercised or settled after the Effective Date of original shareholder approval on June 29, 2004 (collectively, the “Plan Limit”).

Shares issued upon exercise of Awards may be either authorized and unissued shares or shares held by the Company in its treasury.

(b)           Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of Common Shares that remain available for issuance under the Plan, the number of Common Shares corresponding to Awards under the Plan that are forfeited or expire for any reason without having been exercised or settled shall be added back to the Plan Limit and again be available for the grant of Awards.

(c)           Special Limits.  Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to Common Shares available for Awards under the Plan:

(i)
the maximum number of Common Shares that, in the aggregate, may be subject to Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares shall equal 400,000 shares; provided, however, that following ~~the date of the approval of this proviso by the shareholders of the Company,~~June 19, 2008, in no event shall the number of Common Shares that may thereafter be awarded as Restricted Share Units payable in Common ~~Share~~Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares exceed 100,000 shares (but, for the avoidance of doubt, nothing in this proviso shall in any way affect or limit the number of Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares granted prior to such date, all of which may and shall remain outstanding in accordance with their terms, in addition to the 100,000 shares of such Awards that may be awarded hereby);

(ii)
the maximum number of Common Shares that may be subject to Options or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(ii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards; and

(iii)
the maximum number of Common Shares that may be subject to Restricted Share Units, Performance Share Units, Restricted Stock, ~~Stock Appreciation Rights~~ or Other Awards granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(iii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

6.	Awards in General

(a)           Types of Awards.  Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Restricted Stock, Stock Appreciation Rights and Other Awards.  Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)           Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan.  The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)           Minimum Vesting Requirements.  All Awards shall be subject to the following minimum vesting requirements:

(i)
An Award that is not intended to be “performance-based compensation” (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than a rate of thirty three and one-third percent (33 1/3%) per year on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant; provided, however, that the exercisability of any portion of an Award relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

(ii)
An Award that is intended to be “performance-based compensation” (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than twelve (12) months following the date of grant.

Notwithstanding any of the foregoing, the Committee may, in its sole discretion, accelerate the vesting or the lapse of restrictions of an Award in the event of a Participant’s termination of employment or ~~a Change in Control~~in connection with a change in control of the Company in accordance with Section 6(d).

(d)           Termination of Employment and Change in Control.  The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries.  In connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

(e)           Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine.

(f)           Rights of a Shareholder.  A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

(g)           Performance-Based Awards.  The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.  Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code.  The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals. Each Participant is assigned a Target Number payable if Performance Targets are achieved.  If a Participant’s performance exceeds such Participant’s Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant’s Target Number.  The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result.  In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee of the Committee consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

(h)           Awards to Non-Employee Directors.  Each member of the Board who is not an employee of the Company or any of its Subsidiaries shall be granted:

(i)
an Award ~~for~~of 30,000 ~~Common Shares~~Options on the date of such director’s first election to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, at the rate of 6,000 Common Shares per year on each of the first five (5) anniversaries of the date of grant, provided that the director is still a member of the Board on each such anniversary; and

(ii)
an annual Award ~~for~~of 5,000 ~~Common Shares~~Options on the date of such director’s re-election or re-appointment to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, in accordance with Section 6(c) above, provided that the director is still a member of the Board on the date(s) referenced in Section 6(c).

Nothing in this Section 6(h) shall prevent additional grants of Awards to non-employee directors that also serve as consultants to the Company or any of its Subsidiaries or are executive officers of the Company.

7.	Terms and Conditions of Options

(a)           General.  The Committee, in its discretion, may grant Options to eligible Participants subject to the terms and conditions herein and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options.  Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)           Exercise Price.  The exercise price of an Option shall not be less than 100% of the Fair Market Value per share on the date of grant.  Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)           Term.  An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)           Incentive Stock Options.  The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share on the date of grant.  No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof.  No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.	Terms and Conditions of Restricted Share Units and Restricted Stock

(a)           Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Individuals subject to the terms and conditions herein.  A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more Common Shares in consideration of the Participant’s employment with the Company or any of its Subsidiaries.  If and when the forfeiture provisions lapse, the Restricted Share Units shall become Common Shares owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the shares at the time of payment.

(b)           Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Individuals subject to the terms and conditions herein.  Each grant of Restricted Stock shall be subject to the terms, conditions and restrictions set forth in the applicable Award Document, which shall specify the conditions upon which are conditioned the grant, vesting or issuance of Restricted Stock and the purchase price of the Restricted Stock (if any).

9.	Terms and Conditions of Performance Share Units

The Committee is authorized to grant Performance Share Units to Eligible Individuals subject to the terms and conditions herein.  A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of Common Shares based upon the achievement of Performance Targets over the applicable Performance Period.  At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Common Shares or cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares as of the last day of the applicable Performance Period.

10.	Stock Appreciation Rights

(a)           General.  The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms and conditions herein.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document.  The exercise price per share of Common Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per share on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, or in a combination of cash and Common Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.  No Award of a Stock Appreciation Right shall extend beyond the tenth anniversary of its date of grant.

(b)           Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Common Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.	Other Awards

Subject to the terms and conditions herein, the Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

12.           Certain Restrictions

(a)           Transfers.  Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”).  Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.  The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 12(a).

(b)           Award Exercisable Only by Participant.  During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a).  The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.	Recapitalization or Reorganization

(a)           Authority of the Company and Shareholders.  The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), ~~may~~shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award ~~may~~shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14.	Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the 10th anniversary of ~~the Effective Date,~~June 30, 2009, except with respect to Awards then outstanding.  No Awards may be granted under the Plan after ~~the 10th anniversary of the Effective Date.~~June 30, 2019.

15.	Effective Date

The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

16.	Amendment and Termination

Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof except as otherwise provided in Section 19, and no amendment which increases the Plan Limit shall be effective without shareholder approval.

17.	Electronic Administration

Notwithstanding anything to the contrary contained in the Plan, Award Documents, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

18.	Miscellaneous

(a)           Tax Withholding.  The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time.  The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)           No Right to Awards or Employment.  No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

(c)           Section 16(b) of the Exchange Act.  The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(d)           Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code.

(e)           Awards to Individuals Subject to Non-U.S. Jurisdictions.  To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such persons (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(f)           Securities Law Restrictions.  An Award may not be exercised or settled and no Common Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)           Award Document.  In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(h)           Application of Funds.  The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

(i)            Governing Law.  The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York and without giving effect to principles of conflicts of laws.

(j)            No Employment Relationship.  For purposes of this Plan, any Award Document or any applicable law, rule or regulation, under all circumstances consultants shall be independent contractors and not employees of the Company or any of its Subsidiaries, as applicable.  With respect to consultants, notwithstanding the last sentence of Section 4(a) or any similar concept embodied herein, nothing in this Plan or in any Award Document shall imply or create any employer-employee relationship between the Company or any of its Subsidiaries and any consultant (whether as an Eligible Individual,  Participant or otherwise), nor entitle such consultant to any rights or benefits otherwise available to employees of the Company or any of its Subsidiaries.

19.	Compliance with Code Section 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the applicable Award Documents shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1).  To the extent applicable, the Plan and Award Documents shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary other than Section 16, in the event that the Board determines that any Award may be subject to Code Section 409A, the Board may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan and the applicable Award Documents or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

Appendix B

(Proposed Amendment}

AMENDMENT NO. 1 TO
ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
STOCK PURCHASE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the Amended and Restated Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 950,000 to 1,850,000.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 9 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.	By substituting the phrase “1,850,000 shares” for the phrase “950,000 shares” in Section 3(a) of the Plan.

(Current Text of SPP)

ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
STOCK PURCHASE PLAN

The Orthofix Inc. Employee Stock Purchase Plan is hereby amended, restated and renamed the “Orthofix International N.V. Amended and Restated Stock Purchase Plan,” and adopted by the Company, effective as of the Effective Date.

1.	Purpose

The purpose of the Plan is to encourage eligible employees and directors to become owners of common stock of Orthofix International N.V., thereby giving them a greater interest in the growth and success of its business.

2.	Definitions

The following definitions are used throughout the Plan:

(a)           “Board of Directors” means the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “Committee” means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term “Committee” shall mean the Board of Directors.

(d)           “Company” means Orthofix International N.V., or any successor to substantially all of its business.

(e)           “Director” means a member of the Board of Directors who is not also an employee of the Company or of a Subsidiary and is not an Employee for purposes of this Plan.

(f)           “Effective Date” means the date determined in accordance with Section 11.

(g)           “Employee” means a full-time or part-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan.  Notwithstanding the foregoing, unless otherwise prohibited by the laws of the local jurisdiction, “Employee” shall not mean a temporary employee.

(h)           “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Orthofix Stock under this Plan, the value of a share of Orthofix Stock on such date of determination, calculated as follows:

(i)             If shares of Orthofix Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii)            If shares of Orthofix Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date, or, if no closing bid and asked prices are reported on such day, then the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on the next preceding day on which closing bid and asked prices are reported; or

(iii)           If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(i)           “Orthofix Stock” means the Common Stock of the Company, $.10 par value.  Unless the context indicates otherwise, the terms “share” or “shares” shall refer to a share or shares of Orthofix Stock.

(j)           “Participant” means an Employee or Director who elects to participate in the Plan.

(k)           “Plan” means the Orthofix International N.V. Amended and Restated Stock Purchase Plan, as further amended from time to time.

(l)           “Plan Year” means the 12-month period beginning on January 1 and ending on December 31.

(m)          “Subsidiary” means (i) a domestic or foreign corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.	Shares Subject to the Plan

(a)           The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 950,000 shares.  The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.

(b)           A Participant shall have no rights as a shareholder with respect to shares of Orthofix Stock purchasable pursuant to the Plan until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

(c)           If the Committee determines that the total number of shares of Orthofix Stock to be purchased pursuant to the Plan on any particular date exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll and other deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Orthofix Stock pro-rated to such individual, shall be refunded pursuant to Section 6.

4.	Eligibility

Each Employee and Director (subject to Section 5(b) hereof) shall be eligible to participate in the Plan on the first day of any Plan Year, provided that he or she is actively employed or is a Director of the Company on such day.

5.	Participation

(a)           An eligible Employee shall become a Participant for any Plan Year by electing to contribute to the Plan, through payroll deductions, either a fixed amount or a percentage of his or her compensation for the Plan Year; provided, however, that such fixed amount or percentage shall not be less than 1% nor more than 25% (or such other percentage as the Committee may determine) of his or her compensation for the Plan Year.  For purposes of the Plan, an Employee’s compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements; and (ii) for commissioned employees, his or her commissions, guaranteed payments, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements.  An Employee’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

(b)           An eligible Director shall become a Participant for any Plan Year by electing to contribute to the Plan, through a deduction of his or her annual director or other compensation paid in cash, either a fixed amount or a percentage of  such director compensation for the Plan Year.  A Director’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year or, if later, within 30 days after the date on which such individual first becomes an eligible Director, on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.  Notwithstanding the foregoing, a Director’s election to participate in the Plan for the Plan Year in which he or she first becomes eligible to participate may be made within 30 days after the date on which such individual first becomes eligible to participate; provided, however, such election shall apply only to an amount of his or her annual or other director compensation paid in cash for such Plan Year equal to the total amount of the Director’s annual or other compensation paid in cash for such Plan Year multiplied by the ratio of the number of days remaining in the Plan Year after such election is made over the total number of days in the Plan Year for which such Director receives annual director or other compensation.

(c)           A Participant must complete a new election with respect to each Plan Year in order to participate in the Plan for such Plan Year.

(d)           Participant contributions (i) in the case of Employees, shall be deposited as soon as practicable following each payday, and (ii) in the case of Directors, shall be deposited as soon as practicable following the Company’s deduction of all or a portion of the Director’s annual or other compensation, each in one or more separate interest-bearing accounts at a bank or other financial institution.  Each such account shall be maintained in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company pursuant to Section 6.  After the close of each Plan Year, the balance of the account will be transferred to the Company to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 6.

(e)           A Participant may elect to withdraw from the Plan by providing notice to the Committee before the last day of the Plan Year.  Upon withdrawal from the Plan, all payroll and other deductions under the Plan shall immediately cease, and a Participant shall receive, in lieu of any other benefits under the Plan, the following: (i) a refund of his or her contributions as soon as practicable following the date of withdrawal from the Plan, and in any event no later than the date that is two and one-half months following the last day of the Plan Year in which such Participant withdrew from the Plan, and (ii) a refund of the interest accrued through the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions, which refund of accrued interest shall be paid immediately following the end of the Plan Year in which such Participant withdrew from the Plan, and in any event no later than the date that is two and one-half months following the last day of such Plan Year.

(f)           An Employee’s participation in the Plan shall terminate upon his or her termination of employment.  An Employee’s participation in the Plan shall, unless otherwise required by applicable law, terminate upon his or her leave of absence or absence from active employment for any other reason only if such Employee does not continue to make contributions to the Plan during such leave in accordance with procedures established by the Committee.  An Employee whose participation in the Plan has terminated pursuant to this Section 5(f) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(g)           A Director’s participation in the Plan shall terminate if, during any Plan Year, such Director ceases to be a member of the Board of Directors for any reason.  A Director whose participation in the Plan has terminated pursuant to this Section 5(g) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(h)           A Participant who withdraws his or her contributions or otherwise ceases participation before the last day of the Plan Year may again participate in the Plan for any subsequent Plan Year, provided he or she satisfies the eligibility requirements of Section 4 and makes a timely election to contribute for such Plan Year.

(i)           If any law, rule, or regulation applicable to an eligible Employee or Director prohibits the use of payroll or other deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan or affect the composition of the Board of Directors or any committee thereof, an alternative method of payment approved by the Committee may be substituted for such eligible Employee or Director, as applicable; provided, however, that if any law, rule or regulation relating to a Director participating in the Plan, in the sole discretion of the Board of Directors, would affect the composition of the Board of Directors or any committee thereof, the Board of Directors may terminate such Director’s participation in the Plan.

6.	Distribution of Common Stock

(a)           As soon as practicable following the last day of each Plan Year, but in any event no later than the date that is two and one-half months following the last day of such Plan Year, the Committee shall distribute to each Employee and Director who was a Participant for the entire Plan Year (or, in the event of the death of an Employee or Director prior to such distribution, to the Employee’s or Director’s beneficiary, as applicable) a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i) the amount of the Participant’s contributions for the Plan Year plus interest on such contributions through the end of the Plan Year by (ii) 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Year or, if lower, on the last day of the Plan Year. Cash in the amount of any fractional share shall be paid to the Participant by check as soon as practicable following the last day of each Plan Year, but in any event, no later than the date that is two and one-half months following the last day of such Plan Year.

(b)           The Committee may, in its discretion, require a Participant to pay to the Company or its Subsidiary, as appropriate, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes, at the minimum statutory rate, that the Participant incurs as a result of the Participant’s participation in the Plan. To satisfy the minimum statutory tax withholding requirements, a Participant may (i) deliver to the Company or its Subsidiary, as appropriate, sufficient shares of Orthofix Stock (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations, (ii) deliver sufficient cash to the Company or its Subsidiary, as appropriate, to satisfy tax withholding obligations, or (iii) irrevocably elect for the Company or its Subsidiary, as appropriate, to withhold from the shares of Orthofix Stock to be distributed to the Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations.  In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, or its Subsidiary, as appropriate, immediately upon the Committee’s request, the amount of that deficiency.  The Company or its Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with the Plan) any applicable taxes required to be withheld with respect to such payments.

7.	Administration of the Plan

(a)           The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

(i)            Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

(ii)           Construing and interpreting the Plan in its sole discretion whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

(iii)          Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

(iv)          Administering the Plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.

(b)           Any action taken or determination made by the Committee shall, except as otherwise provided in Section 8 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

(c)           The Committee may designate one or more of its members or the Chief Executive Officer or the Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to participation in the Plan by eligible Directors or by eligible Employees who are officers for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d)           No member of the Board of Directors or the Committee, the Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company or any of its Subsidiaries to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(e)           Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

8.	Claims Procedure

(a)           If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee’s decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan’s appeals procedure as set forth in this Section.

If no action is taken by the Committee on a Participant’s claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b)           Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above.  An appeal must be submitted in writing within such period and must:

(i)             request a review by the full Committee of the claim for benefits under the Plan;

(ii)           set forth all of the grounds upon which the Participant’s request for review is based and any facts in support thereof; and

(iii)           set forth any issues or comments which the Participant deems pertinent to the appeal.

The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Committee shall make an independent determination of the Participant’s eligibility for benefits under the Plan.  The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

9.	Amendment and Termination

(a)           The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant’s accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Year plus interest accrued through the date of termination.

(b)           Without shareholder consent and without regard to whether any Participant rights may be considered to have been “decreased,” the Committee shall be entitled to establish the exchange ratio applicable to payroll and other deductions, in a currency other than United States Dollars, permit payroll and other deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll and other deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Orthofix Stock for each Participant properly correspond with amounts deducted from the Participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

10.	Beneficiary Designation

A Participant may file a written designation of a beneficiary who is to receive any Orthofix Stock or cash under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Orthofix Stock or cash.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by applicable law.  Such beneficiary designation may be changed by the Participant at any time by written notice to the Committee.  All beneficiary designations shall be made in such form and manner as the Committee may prescribe from time to time.

11.	Effective Date

The Plan, as amended and restated herein, shall become effective on the first day of the Plan Year following the date it is approved by the shareholders of the Company; provided, however, that the shares available for issuance in Section 3(a) hereof shall be available for issuance on and after the date the Plan, as amended and restated herein, is approved by the shareholders of the Company.  Notwithstanding the foregoing, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

12.	Participants in Non-U.S. Jurisdictions

(a)           To the extent that Participants are domiciled or resident outside of the U.S. or are domiciled or resident in the U.S. but are subject to the tax laws of a jurisdiction outside of the U.S., the Committee shall have the authority and discretion to adopt such modifications and procedures as it shall deem necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such Participants.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of eligible Employees and Directors who are subject to the laws of jurisdictions outside of the U.S.

(b)           Notwithstanding any other provision of the Plan to the contrary, to the extent the Company is required to comply with the EU Prospectus Directive in any jurisdiction with respect to awards made to eligible Employees or Directors in such jurisdiction, the Committee may suspend the right of all eligible Employees and Directors in such jurisdiction to participate in the Plan.

13.	Miscellaneous

(a)           Nothing in the Plan shall confer upon a Participant the right to continue in the employ or continue to be a Director of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

(b)           No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void.  No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

(c)           Neither the Company nor any Subsidiary shall be under any obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of applicable law.  The Company and its subsidiaries will use their best efforts to comply with applicable laws but will not be liable for any failure to comply.

(d)           If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e)           The Plan shall be construed and governed in accordance with the law of the State of New York and without giving effect to principles of conflicts of laws.

(f)           All notices or other communications by a Participant to the Committee, the Company, or any Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

(g)           Notwithstanding anything to the contrary contained in the Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

(h)           The Board of Directors or the Committee may extend or terminate the benefits of the Plan to any Subsidiary at any time without the approval of the shareholders of the Company.

(i)           The proceeds received by the Company from the sale of Orthofix Stock pursuant to the Plan shall be used for general corporate purposes.

(j)           No shares of Orthofix Stock may be issued under this Plan unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable non-U.S. securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable non-U.S. securities laws is available. The Committee may require each Participant purchasing shares under the Plan to represent to and agree with the Company in writing that such eligible Employee or Director, as applicable, is acquiring the shares for investment purposes and not with a view to the distribution thereof. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.	Compliance with Code Section 409A

The Plan and any options granted hereunder are intended to meet the short term deferral exemption from Code Section 409A and shall be interpreted and construed consistent with this intent.  Notwithstanding any provision of the Plan to the contrary, in the event that the Board of Directors determines that the Plan or any option granted hereunder may be subject to Code Section 409A, the Board of Directors may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to (i) exempt the Plan or any option granted hereunder from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

[PROXY CARD]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 6.
Please mark your votes as indicated in this example	☒

					FOR	AGAINST	ABSTAIN
1 Election of the following persons to the Board of Directors Nominees:	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS	2 Proposal to approve amendment and restatement of the Amended and Restated 2004 Long-Term Incentive Plan.	☐	☐	☐
1 James F. Gero 2 Jerry C. Benjamin 3 Charles W. Federico 4 Guy J. Jordan 5 Thomas J. Kester 6. Alan W. Milinazzo 7. Maria Sainz 8. Walter P. von Wartburg 9. Kenneth R. Weisshaar	☐	☐	☐	3 Proposal to approve Amendment No. 1 to the Amended and Restated Stock Purchase Plan.	☐	☐	☐
				4. Proposal to approve the material terms for the payment of incentive compensation to the Company’s most highly compensated executive officers to permit Section 162(m) deductibility.	☐	☐	☐
				5 Proposal to approve the balance sheet and income statement at and for the year ended December 31, 2008.	☐	☐	☐
				6. Proposal to ratify the selection of Ernst & Young as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2009.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the
“Exceptions” box above and write that nominee’s name in the space provided below.)

Exceptions:

YES
		Will Attend Meeting	☐
Mark Here for Address
Change or Comments	☐
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE   ▲

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to
Stockholders are available at:
http://www.orthofix.com/investors/annuals.asp
CONTROL NUMBER RESTRICTED AREA 3" X 1 1/2"

PROXY
ORTHOFIX INTERNATIONAL N.V.
Annual General Meeting of Stockholders – June 30, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert S. Vaters, Raymond C. Kolls, Emily Buxton, Robert Goodwin, Jeffrey M. Schumm and Dan Yarbrough, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Orthofix International N.V. (the “Company”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held at 11:00 a.m., local time, on June 30, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side

▲  FOLD AND DETACH HERE   ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Orthofix International N.V., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.